UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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# 2013
# Notice of Annual Meeting and Proxy Statement

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CELANESE CORPORATION
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
March 15, 2013
Dear Fellow Stockholders:
On behalf of your board of directors, I am pleased to invite you to attend the 2013 Annual Meeting of Stockholders of Celanese Corporation. The meeting will be held at 7:30 a.m. (Central Daylight Time) on Thursday, April 25, 2013, at The Ritz – Carlton, Dallas, 2121 McKinney Avenue, Dallas, Texas 75201.
The accompanying Proxy Statement describes the items to be considered and acted upon by the stockholders at the Annual Meeting.
To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.
Sincerely,
Mark C. Rohr
Chairman and
Chief Executive Officer

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2013 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2013 Annual Meeting of Stockholders Information
• Time and Date	7:30 a.m. (Central Daylight Time), April 25, 2013
• Place	The Ritz – Carlton, Dallas 2121 McKinney Avenue, Dallas, Texas 75201
• Record Date	February 25, 2013
• Voting	Stockholders as of the record date are entitled to vote. Each share of Series A Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
• Entry	If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor. See page 3 for further instructions.

Meeting Agenda and Voting Recommendations
Agenda Item					Board Vote Recommendation	Page Reference (for more detail)
(1) Election of four directors					FOR EACH NOMINEE	9
(2) Advisory vote to approve the compensation of our named executive officers					FOR	16
(3) Ratification of KPMG LLP as our independent registered public accounting firm for 2013					FOR	19

Our Director Nominees

• The following table provides summary information about each director nominee. Each nominee is to be elected by a majority of the votes cast for a three-year term, except Mr. Galante who is being elected for the remainder of a term ending in 2015. Information about the other directors that are continuing in office begins on page 12.

Name	Age	Director Since	Principal Occupation	Experience/ Qualification	Independent	Committee Memberships
						CC EHS
Jay V. Ihlenfeld	61	2012	Former Senior Vice President, Asia Pacific, 3M Company	Leadership, Global, Innovation	X	X
Mark C. Rohr	61	2007	Chairman and Chief Executive Officer	Leadership, Global, Chemical Industry		X
Farah M. Walters	68	2007	President and Chief Executive Officer of QualHealth, LLC	Leadership, Human Resources	X	C
Edward G. Galante	62	2013	Former Senior Vice President, Exxon Mobil Corporation	Leadership, Global, Chemical Industry	X

EHS			Environmental, Health & Safety Committee	C	Committee Chair
CC			Compensation Committee

Attendance	All director nominees who were members of the board in 2012 attended greater than 75% of the board meetings and meetings of the committees on which they served during 2012.

Our Corporate Governance Facts
Board Independence
• 9 of 10 directors are independent who meet regularly in executive session
• Required board committees consist entirely of independent directors
• Lead Independent Director with clearly defined roles and responsibilities
• Director retirement guideline (age 72)
Director Elections
• Directors are elected by a majority of votes cast in uncontested elections
Other
• Stock ownership requirements for directors and executive officers
• Annual advisory approval of executive compensation

i

Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our goal of paying for financial and operating performance, and aligning the interests of our named executive officers with those of our stockholders.

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking stockholders to ratify the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013. Set forth below is summary information with respect to KPMG LLP’s and KPMG LLP affiliates’ fees for services provided in 2012 and 2011. More detail is provided beginning on page 19.

Type of Fees		2012	2011
Audit Fees		$5,236,735	$6,716,722
Audit-related Fees		91,257	147,093
Tax Fees		1,627,643	1,860,905
All Other Fees		17,767	632,312
Total Fees		$6,973,402	$9,357,032

Executive Compensation Key Elements
Type	Form	Terms
Equity	• Performance-based restricted stock units (“PRSUs”)	• PRSUs have Operating EBITDA (2-year) and Total Stockholder Return (3-year) performance measures (in 2012, limited to new hire awards)
		• New award design for 2013, comprised exclusively of performance-based equity grants, focused on progress towards earnings goals
	• Stock options	• Options generally vest 33% per year while employed (new hire awards and special circumstances)
	• Time-vesting restricted stock or stock units (“RSUs”)	• RSUs generally vest 33% per year while employed (new hire awards and special circumstances)
Cash	• Salary • Annual performance bonus plan
• Generally eligible for increase at intervals of 12-18 months depending on market information and individual performance
• 2012 plan based on Operating EBITDA, working capital and safety performance, subject to individual performance modifier (0-200%)
• New plan design for 2013, based on Adjusted EBIT, working capital and stewardship performance, subject to lower maximum individual performance modifier (0-150%)

Retirement	• Pension and 401(k)	• Offered at the same rate and levels as other eligible employees

Other Key Compensation Features
• No employment agreements
• Policy against hedging or pledging our stock for directors and employees
• Clawback of incentive compensation for violation of non-compete, non-solicitation and other covenants
• No tax gross-ups of perquisites (other than for relocation similar to benefits received by all eligible employees); cash perquisites eliminated starting January 1, 2012
• Significant executive share ownership requirements

Fiscal 2012 Compensation Decisions
In 2012, our key performance metrics were as follows:
• Net sales were $6.4 billion (fourth highest since our 2005 IPO)
• Operating EBITDA was $1.2 billion (see page 16 for description) (third highest since the IPO)
• Diluted net earnings per share was $3.79 (second highest since our IPO)
• We had positive one-, three- and five-year total stockholder return

However, we had set high goals for 2012 and, amid a challenging macroeconomic environment, we failed to reach the operating EBITDA threshold in our 2012 annual performance bonus plan. Consequently, we had a zero payout under our annual performance bonus plan and none of our current named executive officers received cash bonuses based on Company performance under the plan. In addition, we did not make any equity awards to our named executive officers during 2012, other than new hire awards, as we migrated our award cycle from Fall to Spring. We awarded performance-based restricted stock units in February 2013 under our new 2013 long-term incentive plan.

2012 Compensation Summary

The following table summarizes the compensation of our current chief executive officer, chief financial officer and our next three most highly compensated executive officers, as well as two former executive officers, to whom we refer collectively as the named executive officers, for the fiscal year ended December 31, 2012, as determined by the rules of the Securities and Exchange Commission, or SEC (see page 48 for prior year information and explanatory footnotes).

Name	Salary ($)	Bonus ($)*	Stock Awards ($)**	Option Awards ($)**	Non-Executive Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total Compen-sation ($)
Mark C. Rohr Chairman and CEO	750,000	—	4,687,452	562,499	—	12,000	117,446	6,129,397
Steven M. Sterin Senior Vice President and CFO	559,615	—	—	—	—	12,000	14,808	586,423
Douglas M. Madden Chief Operating Officer	675,000	—	—	—	—	3,769,000	37,153	4,481,153
Gjon N. Nivica, Jr., Senior Vice President, General Counsel and Corporate Secretary	473,846	—	—	—	—	12,000	15,995	501,841
Lori A. Johnston Senior Vice President, Human Resources	99,231	301,000	1,849,976	849,996		4,000	52,488	3,156,691
David N. Weidman Former Chairman and CEO	228,462	—	2,975,193	948,102	—	571,000	45,030	4,767,787
Jacquelyn H. Wolf Former Senior Vice President, Human Resources	351,154	—	—	—	—	12,000	726,856	1,090,010
___________________
* Represents a sign-on bonus paid to offset a forfeited cash incentive payment in connection with joining our Company.
** Represents sign-on equity awards for Mr. Rohr and Ms. Johnston and a modification in connection with Mr. Weidman's retirement.

2014 Annual Meeting
• Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by November 15, 2013.
• Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than December 26, 2013 and no later than January 25, 2014.

222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2013
Celanese Corporation’s Notice of Annual Meeting and Proxy Statement, 2012 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 25, 2013

Time:	7:30 a.m. (Central Daylight Time)

Place:	The Ritz – Carlton, Dallas 2121 McKinney Avenue, Dallas, Texas 75201

Items of Business:
(1) To elect Jay V. Ihlenfeld, Mark C. Rohr and Farah M. Walters to serve on our board of directors until the 2016 Annual Meeting of Stockholders, and to elect Edward G. Galante to serve on our board of directors until the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified;

(2) Advisory vote to approve executive compensation;

(3) To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013; and

(4) To transact such other business as may properly be brought before the meeting in accordance with the provisions of the Company’s Third Amended and Restated By-laws (the “By-laws”).

Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 25, 2013.
Our Proxy Statement follows. Financial and other information about Celanese Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2012 (the “2012 Annual Report to Stockholders”).
To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
By Order of the Board of Directors of
Celanese Corporation
Gjon N. Nivica, Jr.
Senior Vice President, General Counsel
and Corporate Secretary
Irving, Texas
March 15, 2013

PROXY STATEMENT
For the Annual Meeting of Stockholders To Be Held on
April 25, 2013
The board of directors (the “board of directors” or the “board”) of Celanese Corporation, a Delaware corporation (“Celanese,” “us,” “Company,” “we” or “our”), solicits the enclosed proxy for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 7:30 a.m. (Central Daylight Time) on Thursday, April 25, 2013, at The Ritz – Carlton, Dallas, 2121 McKinney Avenue, Dallas, Texas 75201. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2013

Celanese Corporation’s Notice of Annual Meeting and Proxy Statement, 2012 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com.

INFORMATION CONCERNING SOLICITATION AND VOTING
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to furnish proxy materials to our stockholders over the Internet instead of mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and will receive the proxy materials in the format requested. This Proxy Statement and our 2012 Annual Report to Stockholders also are available in the investor relations section of our website, www.celanese.com.
The Notice of Internet Availability and, for stockholders who previously requested electronic or paper delivery, the proxy materials, are first being made available on or about March 15, 2013, to stockholders of record and beneficial owners who owned shares of the Company’s Series A Common Stock (“Common Stock”) at the close of business on February 25, 2013.
Our principal executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote upon several important Company matters, including the election of directors. In addition, our management will report on the Company’s performance over the last year and, following the meeting, respond to questions from stockholders.

What is included in the proxy materials?
The proxy materials include:
•Our 2013 Notice of Annual Meeting and Proxy Statement (this “Proxy Statement”); and
•Our 2012 Annual Report to Stockholders.
If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Company’s board of directors and board committees, the compensation of the Company’s directors and certain executive officers for 2012 and other required information.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:
•View our proxy materials for the Annual Meeting on the Internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available in the investor relations section of our website at www.celanese.com and at www.proxyvote.com.
Your Notice of Internet Availability, proxy card or voting instruction card contains instructions on how you may request to receive proxy materials electronically on an ongoing basis. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who may attend the Annual Meeting?
The board of directors set February 25, 2013 as the record date for the Annual Meeting. All stockholders of record and beneficial owners of shares of Common Stock at the close of business on February 25, 2013, or their duly appointed proxies, may attend and vote at the Annual Meeting and any adjournments or postponements thereof. For verification of beneficial ownership at the Annual Meeting, you will need to bring personal identification and a copy of your brokerage statement reflecting your share ownership as of February 25, 2013 and check in at the registration desk.
Who may vote at the Annual Meeting?
Each stockholder who owned Common Stock at the close of business on February 25, 2013 is entitled to one vote for each share of Common Stock held on all matters to be voted on. At the close of business on the record date, there were 159,670,901 shares of our Common Stock outstanding.
What constitutes a quorum to conduct business at the Annual Meeting?
The required quorum for the transaction of business at the Annual Meeting is the presence of, in person or represented by proxy, the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

How many votes are required to elect directors and adopt the other proposals?
You may vote “FOR” or “AGAINST” with respect to the election of directors. Our By-laws provide that in a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Accordingly, abstentions and broker non-votes will have no effect on the election of a director. Any director nominee who is an incumbent director and is not re-elected must promptly tender his or her resignation, and the board of directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. You may not cumulate your votes in the election of directors.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as a vote against the proposal.
Approval of our executive compensation in connection with the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes are not entitled to be cast for this matter and, accordingly, will have no effect on the approval of this matter.
How does the Board recommend I vote on the proposals?
The board recommends a vote:

•
FOR the election of each of the nominees for Class III director named in this Proxy Statement – Jay V. Ihlenfeld, Mark C. Rohr, and Farah M. Walters, and FOR the election of the nominee for Class II director named in this Proxy Statement – Edward G. Galante;

•	FOR advisory approval of executive compensation; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2013.
What does it mean to vote by proxy?
By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the Proxyholders (defined below) will vote your shares FOR the election of each of the board’s nominees, FOR advisory approval of executive compensation and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm.
What is the difference between holding and voting shares as a stockholder of record and as a beneficial owner?
Most Celanese stockholders hold their shares beneficially through a stockbroker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to Steven M. Sterin, our senior vice president and chief financial officer, and James R. Peacock III, our vice president, deputy general counsel and assistant corporate secretary (collectively, the “Proxyholders”) or to vote in person at the Annual Meeting.
Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee (the “Record Holder”), you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your Record Holder, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED LEGAL PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee that is the Record Holder. Under a legal proxy, the bank, broker, or trustee that is the Record Holder confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Your Record Holder has provided you with instructions on how to instruct such Record Holder to vote your shares.
What should I do if I receive more than one notice or e-mail about the Internet availability of proxy materials or more than one copy of the printed proxy materials?
You may receive more than one notice or more than one e-mail about the Internet availability of proxy materials or more than one copy of the printed proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate mailing for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, e-mail or mailing. Please vote all of your shares.
How do I cast my vote?
Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Celanese is offering the following methods of voting:
Voting via the Internet
Shares may be voted via the Internet at www.proxyvote.com. Your voting instructions will be accepted up until the date and time specified in your proxy materials. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting via Telephone
Shares may be voted via any touch-tone telephone at 1-800-690-6903. Your voting instructions will be accepted up until the date and time specified in your proxy materials. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you call and then follow the instructions given.
Voting via Mail
If you received a paper proxy card, your shares may be voted via mail by marking, signing and dating your proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Voting In-Person
Stockholders of Record.  Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the Notice of Internet Availability and proof of personal identification.
Beneficial Owners.  Shares held in street name may be voted in person by you only if you obtain a legal proxy from the Record Holder giving you the right to vote the shares. You may request a legal proxy from your Record Holder by indicating on your voting instruction form that you plan to attend and vote your shares at the Annual Meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your Record Holder receives your request.
EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA THE INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

What happens if additional proposals are presented at the Annual Meeting?
Other than the election of directors, the advisory approval of executive compensation and the ratification of the selection of KPMG LLP as the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders. Under our By-laws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
Can I change my vote or revoke my proxy?
If your shares are held in street name through a broker, bank or other nominee, you should contact the holder of your shares regarding how to revoke your proxy.
If you are a stockholder of record, you may change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•voting again by telephone or through the Internet prior to the date and time specified in your proxy materials;
•requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability;
•giving written notice to the Corporate Secretary of the Company by April 24, 2013; or
•voting again at the Annual Meeting.
Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy. You may revoke your proxy at any time before the proxy has been voted at the Annual Meeting by taking one of the actions described above.
Who will count the votes?
Representatives of Carl Hagberg & Associates will count the votes and will serve as the independent inspector of the election.
What if I execute my proxy but do not provide voting instructions?
If you execute a proxy but do not specify how your shares are to be voted, the Proxyholders will vote your shares in accordance with the recommendations of the board provided above.
Will my shares be voted if I do not provide my proxy?
With respect to the proposal to ratify KPMG LLP as our independent registered public accounting firm, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the independent registered accounting firm is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors and the advisory approval of executive compensation are not considered routine matters under current NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, given this recent change, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What are the costs of soliciting these proxies?
We will bear the costs of solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist us with the solicitation of proxies and expect to pay D.F. King & Co. an estimated fee of $7,500 plus out-of-pocket expenses. In addition to solicitations by mail, D.F. King & Co. and our directors, officers and regular employees may solicit proxies by telephone, e-mail and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
How can I request free copies of the proxy materials or additional information?
You may contact Broadridge:
•By Internet at: www.proxyvote.com
•By calling:1-800-579-1639
•By sending an e-mail to: sendmaterial@proxyvote.com
What is “householding”?
We may send a single Notice of Internet Availability or set of proxy materials and other stockholder communications to any address shared by two or more stockholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability, 2012 Annual Report to Stockholders or this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
To receive a separate copy or to stop receiving multiple copies sent to stockholders of record sharing an address:

•
Stockholder of Record.  If you are a stockholder of record, please use the same contact information provided above under “How can I request free copies of the proxy materials or additional information?”

•	Beneficial Owner. If you are a beneficial owner, please submit your request to your broker, bank or other nominee that is the Record Holder of your shares.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 15, 2013. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must provide the information required by the Company’s By-laws and give timely notice to the Company in accordance with the Company’s By-laws, which, in general, require that the notice be received by the Company’s Secretary:
•Not earlier than the close of business on December 26, 2013; and
•Not later than the close of business on January 25, 2014.

If the date of the stockholder meeting is moved more than 30 days before the anniversary of the Company’s Annual Meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•90 days prior to the meeting; and
•10 days after public announcement of the meeting date.
How may I recommend or nominate individuals to serve as directors?
You may recommend director candidates for consideration by the board’s nominating and corporate governance committee as described later in this Proxy Statement under “Corporate Governance — Candidates for the Board.” Generally, recommended candidates are considered at the first or second board meeting prior to the annual meeting of stockholders.
In addition, the Company’s By-laws permit stockholders to nominate directors for election at an annual stockholders meeting. To nominate a director, the stockholder must deliver the information required by the Company’s By-laws. To nominate an individual for election at an annual stockholders meeting, the stockholder must give timely notice to the Company’s Corporate Secretary in accordance with the Company’s By-laws, which, in general, require that the notice be received by the Company’s Secretary between the close of business on December 26, 2013 and the close of business on January 25, 2014, unless the annual meeting is moved by more than 30 days before the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in the question above.
How may I obtain a copy of the Company’s By-law provisions regarding stockholder proposals and director nominations?
You may obtain a copy of the Company’s By-laws, including the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates, from the investor relations section of the Company’s website at www.celanese.com under Corporate Governance. Alternatively, you may contact the Company’s Secretary at our principal executive offices for a copy of our By-laws.
Date of our fiscal year end
This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and also additional information about the Company, and certain of our officers and directors. Please note that some of the information is stated as of the end of our fiscal year, December 31, 2012, and some information is provided as of a more current date.

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominees
Under the Company’s By-laws, in uncontested elections, such as this one, where the number of nominees does not exceed the number of directors to be elected, a director nominee must receive the affirmative vote of a majority of the votes cast at the annual meeting of stockholders in order to be elected. The board believes this majority vote standard appropriately gives stockholders a greater voice in the election of directors than a plurality voting standard does. Under the General Corporation Law of the State of Delaware, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. In order to address this “hold over” issue, board policy requires an incumbent nominee who fails to receive the required vote to tender his or her resignation. Following receipt of such a resignation, the board will act on it within 90 days of the certification of the vote. In considering whether to accept or reject the resignation, the board will consider all factors it deems relevant, including the underlying reason for the voted result, the director’s contributions to the Company during his or her tenure, and the director’s qualifications. The board may accept or reject the resignation. Only independent directors will participate in the deliberations regarding a tendered resignation.
Our board of directors is divided into three classes serving staggered three-year terms. The members of Class I are Martin G. McGuinn, Daniel S. Sanders and John K. Wulff, and their term expires at the 2014 Annual Meeting of Stockholders. The members of Class II are James E. Barlett, David F. Hoffmeister and Paul H. O’Neill, and their term expires at the 2015 Annual Meeting of Stockholders. Edward G. Galante, who was elected by the board on February 11, 2013, is also a member of Class II with a term expiring at the Annual Meeting. The members of Class III are Jay V. Ihlenfeld, Mark C. Rohr and Farah M. Walters, and their term expires at the Annual Meeting.
On February 6, 2013, Paul H. O’Neill notified the Company of his intent to retire, effective immediately prior to the Annual Meeting on April 25, 2013, in accordance with the Company’s board retirement guideline.
At the Annual Meeting, you will have the opportunity to elect three directors in Class III to serve for three years, and one director in Class II to serve for the remaining term of two years. Based on the recommendation of our independent nominating and corporate governance committee, our board of directors has nominated Jay V. Ihlenfeld, Mark C. Rohr, Farah M. Walters and Edward G. Galante to be elected at the Annual Meeting. The director nominees, Messrs. Ihlenfeld and Rohr and Ms. Walters, have consented to be elected to serve as directors for the term of the Class III directors. Mr. Galante has consented to be elected for the two year term remaining for Class II directors. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for these four nominees. If any of our nominees is unable or declines to serve as a director as of the time of the Annual Meeting, the board may designate a substitute nominee or reduce the size of the board. Proxies will be voted for any nominee who shall be designated by the board of directors to fill the vacancy. If elected, Messrs. Ihlenfeld and Rohr and Ms. Walters will serve until the 2016 Annual Meeting of Stockholders, and Mr. Galante will serve until the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified or his or her earlier death, resignation or retirement.
The name of each of our nominees for election and our directors continuing in office and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the date of the Annual Meeting), is set forth below. Included in the information below is a description of the particular experience, qualifications, attributes and skills that led the board to conclude that each person below should serve as a director of the Company.

Class III Directors

Jay V. Ihlenfeld, 61, has been a member of our board of directors since February 2012. From 2006 until his retirement in 2012, he served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation. Mr. Ihlenfeld previously served as 3M Company’s Senior Vice President, Research and Development from 2002 to 2006. A 33-year veteran of 3M Company, Mr. Ihlenfeld has also held various leadership and technology positions, including Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan.

Mr. Ihlenfeld has extensive experience managing operations in the Asia Pacific region, having led 3M’s Asia Pacific operations for five years, and also in research and development, having led 3M’s research and development function for four years. These experiences coupled with his background as a chemical engineer led the board to conclude that Mr. Ihlenfeld should serve as a director of the Company.

Mark C. Rohr, 61, has been our Chairman of the Board and Chief Executive Officer since April 2012 and a member of our board of directors since April 2007. He served as a director and the Executive Chairman of Albemarle Corporation, a global developer, manufacturer and marketer of highly-engineered specialty chemicals, from September 2011 until February 2012 and previously had served as the Chairman from 2008 to 2011, President from 2000 to 2010, Chief Operating Officer from 2000 to 2002 and Chief Executive Officer from 2002 to 2011 of Albemarle. Prior to that, Mr. Rohr served as Executive Vice President – Operations of Albemarle. Before joining Albemarle, Mr. Rohr held leadership roles with companies including Occidental Chemical Corporation and The Dow Chemical Company. Mr. Rohr serves on the board of directors of Ashland Inc. (since 2008), and as a member of its audit committee and its environmental, health & safety committee. He also serves on the board of directors and the executive committee of the American Chemical Council.

By virtue of his ten years as the chief executive of a leading chemical company, Mr. Rohr brings significant insight and broad industry experience to the board. He brings extensive knowledge and understanding of the chemical industry gained from working in the industry in various positions of increasing responsibility throughout his career. In addition, his operations and global business experience, combined with a broad understanding of complex financial issues and governance, led the board to conclude that Mr. Rohr should serve as a director of the Company.

Farah M. Walters, 68, has been a member of our board of directors since May 2007. Since 2005, she has served as President and Chief Executive Officer of QualHealth, LLC, a healthcare consulting firm. From 1992 until her retirement in June 2002, Ms. Walters was the President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland. She also serves as a member of the board of directors of PolyOne Corporation (since 1998), including as a member of the compensation committee and the nominating and governance committee. She previously served as the lead director (2006-2007), chairperson of both the compensation and nominating and governance committee and the 2005 chief executive officer search committee, and as a member of the environmental, health and safety committee and the financial policy committee of PolyOne. She was a member of the board of directors of Kerr McGee Corp. from 1993 until 2006. While a director at Kerr McGee, she served as a member of the executive committee, the chairman of the compensation committee, the chairman of the audit committee and a member of the governance committee. From 2003 to 2006, Ms. Walters was also a director, and a member of the compensation committee and the audit committee, of Alpharma, Inc.

Ms. Walters has substantial experience on public boards, including the board of another public chemical company, and management experience and leadership capabilities gained from her position as the chief executive officer of a hospital system. She also has experience in the medical field, which is a growing business for the Company, and knowledge in the human resources area, particularly executive succession planning. Additionally, Ms. Walters has significant knowledge and experience in the areas of compensation and corporate governance, gained in part through her service in several leadership positions on public company boards. As a result of this experience, the board concluded that Ms. Walters should serve as a director of the Company.

Class II Director

Edward G. Galante, 62, has been a member of our board of directors since February 2013. Mr. Galante served as Senior Vice President and as a member of the management commitee of Exxon Mobil Corporation, an international oil and gas company, from August 2001 until his retirement in 2006. Prior to that, he held various management positions of increasing responsibility during his more than 30 years with Exxon Mobil Corporation, including serving as Executive Vice President of ExxonMobil Chemical Company from 1999 to 2001. Mr. Galante currently serves as a director (since 2007) and chairman of the compensation and management development committee and as a member of the governance and nominating committee of Praxair, Inc. He also serves as a director (since 2008) and chairman of the compensation and executive development committee and as a member of the audit committee of Foster Wheeler AG, and as a director (since 2010) and member of the governance and nominating committee of Clean Harbors, Inc.

With over 30 years of experience in the oil, gas, refining and chemical sectors of the energy industry, Mr. Galante brings broad management, operational and industry experience to the board. In particular, he gained extensive management and leadership knowledge from his executive positions at a public international, oil and gas company. Additionally, his global experience and knowledge of finance, compensation and governance gained from his service on other public company boards led the board to conclude that Mr. Galante should serve as a director of the Company.

Vote Required
Each director must receive a majority of the votes cast in favor of his or her election.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NOMINEES LISTED ABOVE

Directors Continuing in Office
Class I Directors — Term Expires in 2014

Martin G. McGuinn, 70, has been a member of our board of directors since August 2006. He currently serves as a member of the board of directors (since 2007) and the audit committee as well as the chairman of the organization & compensation committee of The Chubb Corporation. He also serves as a member of the board of directors (since 2009) and as the chairman of the audit committee of iGATE Corporation. Mr. McGuinn serves as a member of the Advisory Board of CapGen Financial Group. From January 1999 until February 2006, he was Chairman and Chief Executive Officer of Mellon Financial Corporation, a financial services company, where he spent 25 years in a number of positions. Mr. McGuinn served a one-year term as Chairman of the Financial Services Roundtable from April 2003 to April 2004. He served as the 2005 President of the Federal Reserve Board’s Advisory Council. Mr. McGuinn also serves on several non-profit boards including the Carnegie Museums of Pittsburgh and the University of Pittsburgh Medical Center.

Mr. McGuinn has more than 25 years of experience in the financial services industry, where he gained substantial management experience and leadership capabilities from his position as the chief executive officer of a large public banking institution. Additionally, his strong financial skills and expertise, including on the topics of capital markets and macroeconomics, and significant experience as a public company director, led the board to conclude that Mr. McGuinn should serve as a director of the Company.

Daniel S. Sanders, 73, has been a member of our board of directors since December 2004. He was President of ExxonMobil Chemical Company and Vice President of Exxon Mobil Corporation, an international oil and gas company, from December 1999 until his retirement in August 2004. Prior to the merger of Exxon and Mobil, Mr. Sanders served as President of Exxon Chemical Company beginning in January 1999 and as its Executive Vice President beginning in 1998. Mr. Sanders is a member of the Board of Trustees of Furman University. He is the past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry (American Section). He served as a member of the board of directors of Arch Chemicals, Inc. from 2004 to 2011, which included service on Arch’s governance committee and compensation committee (including as chairman). He also served as a member of the board of directors of Nalco Holding Company from 2005 until its merger with Ecolab Inc. in 2011. Since the merger, he has served as a member of the board of directors of Ecolab Inc. and as a member of the audit committee and chairman of the nominating and governance committee. He served as the non-executive Chairman of Milliken & Company until August 2011; he currently serves as the non-executive Chairman of Pacolet Milliken Enterprises, a private investment company. Mr. Sanders is the recipient of the 2005 Chemical Industry Medal awarded by the Society of Chemical Industry (American Section).

With over 43 years of experience in the chemical industry, Mr. Sanders brings broad management, operational and industry experience to the board. In particular, he gained extensive management and leadership knowledge from his previous executive positions at a leading public energy and chemical company. Additionally, his global experience and knowledge of finance, compensation and governance gained from his career service on other public company boards led the board to conclude that Mr. Sanders should serve as a director of the Company.

John K. Wulff, 64, has been a member of our board of directors since August 2006. He is the former Chairman of the board of directors of Hercules Incorporated, a specialty chemicals company, a position he held from July 2003 until Ashland Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation, a chemical and polymers company, from 1996 to 2001. During his fourteen years at Union Carbide, he also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. Mr. Wulff was also a partner of KPMG LLP and predecessor firms from 1977 to 1987. He currently serves as a member of the board of directors (since 2004), the chairman of the governance and compensation committee and as a member of the audit committee of Moody’s Corporation. Mr. Wulff is chairman of the audit committee, a member of the environmental, health and safety committee and a member of the board of directors of Chemtura Corporation (since October 2009). Mr. Wulff served as a director of Sunoco, Inc. from March 2004 until October 2012 when Sunoco was acquired by Energy Transfer Partners L.P. He also served as a director of Fannie Mae from December 2004 to September 2008.

By virtue of his 20 years of experience in the chemical industry, including management and financial knowledge as the former chief financial officer of a publicly traded chemical company, Mr. Wulff brings significant knowledge and broad industry experience to the board. He has a strong financial background gained through various auditing, executive and finance positions, and substantial experience in leadership positions as a director of several public companies. In particular, the board was impressed with the leadership Mr. Wulff demonstrated while serving on the board of directors of Fannie Mae, which he joined after the Office of Federal Housing Enterprise Oversight and the U.S. Securities and Exchange Commission had already begun investigations into Fannie Mae’s accounting practices, internal controls, governance, compensation and related activities. This experience and background led the board to conclude that Mr. Wulff should serve as a director of the Company.

Class II Directors - Term Expires in 2015

James E. Barlett, 69, has been a member of our board of directors since December 2004. He has been Vice Chairman of TeleTech Holdings, Inc., a global provider of customer experience strategy, technology and business process outsourcing solutions, since October 2001 and a member of the board of directors of TeleTech since February 2000. He previously served as the Chairman from 1997, and President and Chief Executive Officer from 1994 until October 2001, of Galileo International, Inc., a provider of travel information and transaction processing solutions for the travel industry. Prior to joining Galileo, Mr. Barlett served as Executive Vice President for MasterCard International Corporation and was Executive Vice President for NBD Bancorp. Mr. Barlett also served as a member of the board of directors and the chairman of the audit committee of Korn/Ferry International from 1999 until September 2009.

Mr. Barlett’s management and leadership experience as a former chief executive officer of a public company, knowledge from leading a company through an initial public offering, and experience in previous executive positions at other public companies, led the board to conclude that Mr. Barlett should serve as a director of the Company. Additional factors supporting this conclusion include his strong finance and accounting background and knowledge in the human resources area.

David F. Hoffmeister, 58, has been a member of our board of directors since May 2006. Mr. Hoffmeister serves as the Senior Vice President and Chief Financial Officer of Life Technologies Corporation, a global life sciences company. From October 2004 to November 2008, he served as Chief Financial Officer of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice.

Mr. Hoffmeister has extensive experience in the chemical industry, having worked as a consultant to chemical clients for 20 years at a global management consulting firm. He has a strong finance background and currently serves as the chief financial officer of a global biotechnology company. These experiences led the board to conclude that Mr. Hoffmeister should serve as a director of the Company.

Director Compensation in 2012
The Company uses both cash and equity-based compensation to attract and retain qualified directors to serve on our board of directors. In setting the compensation levels, the nominating and corporate governance committee considered the extent of time and the expertise required to serve on our board as well as the board’s independent compensation consultant’s recommendations. Each non-management director is entitled to an annual cash retainer of $85,000, which is paid in quarterly installments, and an annual equity retainer of $95,000 in restricted stock units that vest in one year. In addition, the chair of the nominating and corporate governance committee and environmental, health & safety committee receives an annual fee of $10,000, and the chair of the audit committee and compensation committee receives an annual fee of $20,000. As discussed further below under “Corporate Governance – Board Leadership Structure,” the board also has a lead independent director. The lead independent director receives an annual fee of $25,000.
Non-management directors are entitled to participate in the Company’s 2008 Deferred Compensation Plan, which is an unfunded, nonqualified deferred compensation plan that allows directors the opportunity to defer a portion of their cash compensation and restricted stock units in exchange for a future payment amount equal to their deferments plus or minus certain amounts based upon the market performance of specified measurement funds selected by the participant.

2012 Director Compensation Table
The table below is a summary of compensation earned and time-based restricted stock units granted by the Company to non-management directors for the fiscal year ended December 31, 2012.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)	($)	($)(5)	($)
James E. Barlett	85,000	94,960	—	—	—	290	180,250
David F. Hoffmeister	85,000	94,960	—	—	—	1,231	181,191
Jay V. Ihlenfeld (1)	72,624	109,157	—	—	—	—	181,781
Martin G. McGuinn	105,000	94,960	—	—	—	280	200,240
Paul H. O’Neill	113,750	94,960	—	—	—	4,539	213,249
Mark C. Rohr (1)	21,250	—	—	—	—	990	22,240
Daniel S. Sanders	95,000	94,960	—	—	—	1,922	191,882
Farah M. Walters	102,500	94,960	—	—	—	2,854	200,314
John K. Wulff	85,000	94,960	—	—	—	3,603	183,563

___________________________________

(1)
Mr. Galante is not included in this table because he became a director in February 2013. Mr. Ihlenfeld joined the Board in February 2012 and received a pro rata annual retainer and time-vesting RSUs for 2012. Mr. Rohr is included in this table because he was merely a director of the Company for a portion of 2012 and received compensation for his services as a director until April 2, 2012 when he became an employee and chief executive officer. Compensation received by Mr. Rohr in his capacity as an employee of the Company is included in the 2012 Summary Compensation Table beginning on page 48.

(2)	Includes amounts earned for the annual retainer and committee chair and lead independent director fees for the respective directors, as applicable.

(3)
Represents the grant date fair value of 2,000 time-vesting RSUs granted to each director (other than Mr. Rohr) in April 2012 under the Company’s 2009 Global Incentive Plan, as amended and restated April 19, 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Mr. Ihlenfeld received an additional pro rata amount of time-vesting RSUs for his time served from February to April 2012. For a discussion of the method and assumptions used to calculate such expense, see Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. As of December 31, 2012, each non-employee director owned 2,000 time-vesting RSUs, except Mr. Ihlenfeld, who held 2,299 time-vesting RSUs.

(4)
As of December 31, 2012, each director holds the following number of stock options: James E. Barlett, 24,622, all of which are vested; David F. Hoffmeister, 25,000, all of which are vested; Jay V. Ihlenfeld, -0-; Martin G. McGuinn, 25,000, all of which are vested; Paul H. O’Neill, 24,622, all of which are vested; Mark C. Rohr, 25,000, all of which are vested, plus 30,032 awarded in April 2012 as chief executive officer, none of which were vested at December 31, 2012; Daniel S. Sanders, -0-; Farah M. Walters, 25,000, all which are vested; and John K. Wulff, -0-.

(5)
Includes dividends paid under the 2008 Deferred Compensation Plan, and certain expenses paid for or reimbursed by the Company in connection with spousal or guest attendance at certain board meetings and other Company events, as well as certain non-business related expenses incurred by the director at these events in 2012. Such expenses could include meals, airfare, lodging and other entertainment, and other similar items.

PROPOSAL 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Celanese’s compensation program for named executive officers is intended to (1) support the execution of our business strategy and long-term financial objectives, (2) attract, incentivize and retain a talented team of executives who will provide leadership for our success in dynamic, competitive markets and products, (3) foster performance in the creation of long-term stockholder value, and (4) reward executives for contributions at a level reflecting our performance as well as their individual performance. Our compensation committee has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to our strong performance and rewarded executives appropriately. See “Executive Compensation — Compensation Discussion and Analysis” for additional discussion.
We are presenting this “Say-on-Pay” proposal, which gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program through an advisory vote on the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, contained in this Proxy Statement.”
The board of directors recommends that stockholders endorse the compensation program for our named executive officers by voting FOR the above resolution. We believe that executive compensation for 2012, which did not include any cash bonus for our named executive officers based on not meeting pre-established performance metrics, was reasonable and appropriate, and justified by our performance. Our compensation program is the result of a carefully considered approach and takes into account advice received from the compensation committee’s independent compensation consultant. For additional information, see Compensation Discussion and Analysis (the “CD&A”) below.
In deciding how to vote on this proposal, the board of directors asks you to consider the following factors, many of which are more fully discussed in the CD&A:

Performance
We believe the performance goals that drive our compensation program for the named executive officers were instrumental in helping us achieve solid financial performance in 2012 despite a challenging macroeconomic environment due to the European sovereign debt crisis, which impacted demand in Europe and Asia.

•	Our net sales were $6.4 billion in 2012, the fourth highest level since our initial public offering in 2005 (“IPO”).

•	We generated Operating EBITDA* of $1.2 billion in 2012, the third highest level since our IPO.

•	Diluted net earnings per share was $3.79 in 2012, the second highest level since our IPO .

•	Our cumulative total stockholder return over the prior one-, three- and five-year periods was 101%, 141% and 109%, respectively.

•	We increased our quarterly dividend 25% in 2012. Celanese has paid cash dividends for 31 consecutive quarters, and the average annual increase in the dividend has been greater than 20% since 2009.

•
During 2012, we returned an additional $25 million to stockholders by repurchasing shares of our Common Stock under our previously-announced stock repurchase program. We repurchased approximately $900 million of our shares from December 31, 2006 until December 31, 2012.

_______________________________________
* Operating EBITDA is a non-GAAP financial measure that we define as net earnings plus loss (earnings) from discontinued operations, interest income and expense, taxes and depreciation and amortization, and further adjusted for other charges and other adjustments (“Operating EBITDA”). See Exhibit A to this Proxy Statement for additional information concerning this measure and a reconciliation of this measure to net earnings, the most comparable U.S. GAAP financial measure.

Compensation
We believe our executive compensation program, which emphasizes long-term equity awards, satisfy the objectives described above and are strongly aligned with the long-term interests of our stockholders.

•
We emphasize pay for performance and structure our compensation program to provide appropriate incentives to executives to drive business and financial results. In 2012, our named executive officers were eligible for annual performance bonus awards based, in part, on our performance relative to three metrics (Operating EBITDA, working capital and safety).

•
We set high goals for 2012 but, amid a challenging macroeconomic environment, our 2012 Operating EBITDA was below the threshold for any payout under our annual performance bonus plan. Therefore, our named executive officers employed at year end did not receive any annual incentive or cash bonus for 2012 based on Company performance.

•
Because we made changes to our annual grant cycle, no long-term equity awards were made to our executive officers in 2012, except for new hire awards to our chief executive officer and an executive officer. Under the long-term incentive plan that we implemented for 2013, which we implemented to align more closely with our strategic plans, 100% of each named executive officer’s equity awards will be performance-based, all in the form of performance-based RSUs. In addition, on average at least 45% of each of our named executive officers’, and approximately 70% of our chief executive officer’s, 2013 targeted compensation will be performance-based.

•	Our three-year average share usage is below the median of our peer group and our fully diluted overhang approximates the median for this group.

Governance Practices
We believe our executive compensation program is aligned with good corporate governance.

•
During 2012, we maintained stock ownership guidelines and an executive compensation recoupment policy for all cash and stock-based awards if non-compete, non-solicitation or other covenants are breached. At the beginning of 2013, we amended our stock ownership guidelines effective March 1, 2013 to only include shares owned outright, share equivalents in deferred compensation and savings plans, vested stock units and shares subject to the prior hold requirement, and a portion of unvested shares of restricted stock and restricted stock units that will vest within one year of the measurement date (See “Compensation Discussion & Analysis — Additional Information Regarding Executive Compensation — Executive Stock Ownership Requirements”).

•
In 2011, we approved a policy that prohibits the hedging of Company stock and, without our consent, the pledging of Company stock, by directors and employees. None of our executive officers or directors has to our knowledge pledged any of their shares of Common Stock (See “Compensation Discussion & Analysis — Additional Information Regarding Executive Compensation — Prohibition on Hedging and Pledging”).

•
In order to encourage our named executive officers to focus on the best interests of our stockholders, we have change in control agreements that provide severance benefits (subject to a cutback to avoid excise taxes if the after tax benefit is greater) following a termination of employment by the Company without cause or by the officer for good reason generally within two years after a change in control. These agreements are intended to alleviate personal concerns under a potential change in control and not to provide compensation advantages for executing a particular transaction. See “Compensation Discussion and Analysis — Compensation Philosophy and Elements of Pay — Other Compensation Elements — Change in Control Agreements” for further information.

•
Our senior executives are entitled to severance benefits in connection with a termination without cause under our executive severance plan, which eliminates the need for negotiating arrangements at the time of a dismissal (See “Compensation Discussion & Analysis — Compensation Philosophy and Elements of Pay — Other Compensation Elements”).

Mitigation Against Excessive Risk
We believe our executive compensation program does not encourage excessive and unnecessary risks that would threaten the value of our Company.

•	No annual performance bonuses are paid to our executive officers unless the Company meets or exceeds a threshold level of Company performance.

•	The compensation committee has the ability to use its discretion to reduce the amount of payments under the compensation program.

•	Payment opportunities for our executive officers under both the annual performance bonus and long-term incentive plans are capped.

•
The compensation committee has plan oversight and approves both the design and payout of all annual performance bonus awards, as well as each grant of long-term incentive compensation, for our executive officers.

•
The compensation program is subject to periodic assessment by the compensation committee and its independent compensation consultant. For additional information, please see “Compensation Discussion & Analysis — Risk Assessment of Compensation Practices.”

This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. However, the compensation committee, which is responsible for designing and administering our executive compensation program, values the feedback received from stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, the non-binding advisory vote described in this Proposal 2 will not be construed as (1) overruling any decision by the Company, the board of directors, or the compensation committee relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the board of directors, or any committee of the board of directors, or the Company. Last year, over 94% of our stockholders who voted supported our executive compensation program.
In 2011, our stockholders voted to have this advisory vote each year. In 2017, we will have another vote to determine the frequency of this advisory vote.

Vote Required
The voting on this proposal is advisory. Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock in person or represented by proxy and entitled to vote.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has selected KPMG LLP to audit the Company’s consolidated financial statements for 2013. Since 2005, KPMG LLP has served as our independent registered public accounting firm and also provided other audit-related and non-audit services that were approved by the audit committee.
Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the board is submitting the audit committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. If the appointment of KPMG LLP is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Audit and Related Fees
Aggregate fees billed to the Company by its independent registered public accounting firm, KPMG LLP and KPMG LLP affiliates, were as follows:

	Year Ended December 31,
	2012	2011
Audit Fees(1)	$5,236,735	$6,716,722
Audit-related Fees(2)	91,257	147,093
Tax Fees(3)	1,627,643	1,860,905
All Other Fees(4)	17,767	632,312
Total Fees	$6,973,402	$9,357,032
________________________________________

(1)
For professional services rendered for the audits of annual consolidated financial statements of the Company (including the audit of internal control over financial reporting), statutory audits, the review of the Company’s quarterly consolidated financial statements and review of SEC filings.

(2)	Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.

(3)	Primarily for professional services related to technical assistance, the preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits and appeals.

(4)	For other permitted professional advisory services.

Audit Committee Pre-Approval Policy
The audit committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The audit committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The audit committee has provided general pre-approval for certain specific types of non-prohibited audit, audit-related and tax services that do not exceed $200,000 per project and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The audit committee is to be informed on a timely basis of any services performed by the independent registered public accounting firm pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the audit committee. Requests to provide services that require specific pre-approval must be submitted to the audit committee by both the independent registered public accounting firm and the chief financial officer or corporate controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.
The audit committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.
All services performed by our independent registered public accounting firm in 2012 were pre-approved by the audit committee.

Vote Required
Although ratification is not required in our By-laws or otherwise, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock in person or represented by proxy and entitled to vote.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2013

CORPORATE GOVERNANCE
The business and affairs of the Company are managed under the direction of the board of directors. The board believes that good corporate governance is foundational to achieving business success and in fulfilling the board’s responsibilities to stockholders. The board believes that its practices align management and stockholder interests. Highlights of our corporate governance practices are described below.
Strong corporate governance is an integral part of Celanese’s core values. Our Company’s corporate governance policies and procedures are available on the corporate governance portal of the Company’s investor relations website at www.celanese.com. The corporate governance portal includes the Company’s Corporate Governance Guidelines (including our Director Independence Standards and Lead Independent Director Policy), board committee charters, Business Conduct Policy, Financial Code of Ethics, and Communications with the Board Policy. We provide below specific information regarding certain corporate governance practices.

Composition of the Board of Directors
Our board is divided into three classes (see “Proposal 1: Election of Directors” above). Our charter provides that the number of members of the board of directors shall be fixed by the board, but shall be no less than seven and no more than fifteen. Our board may fill vacancies and increase or, upon the occurrence of a vacancy, decrease the board’s size between annual stockholders’ meetings. As of the date of this Proxy Statement, we have ten directors. Mr. O’Neill will be retiring from the board effective April 25, 2013 under our director retirement guideline. The board has established the size of the board to be nine directors effective April 25, 2013.
Our board of directors is to be comprised of a majority of independent directors. Please see more information about independence in “Corporate Governance — Director Independence” below.
The Company has a director retirement guideline, the full text of which is set forth in our Corporate Governance Guidelines. The guideline states that a director should retire from the board of directors no later than the annual meeting of stockholders following such director’s 72nd birthday; provided, however, the retirement guideline may be waived by a majority of uninterested directors upon the recommendation of the nominating and corporate governance committee. This guideline was phased in for our Class II directors beginning immediately following the 2012 Annual Meeting of Stockholders, and will apply to our Class III directors beginning immediately following the Annual Meeting and our Class I directors beginning immediately following the 2014 Annual Meeting of Stockholders. Under the guideline, Mr. O’Neill resigned effective prior to the Annual Meeting.

Board Leadership Structure
Meetings of our board of directors are presided over by the Chairman of the Board of Directors (the “Chairman”). Our By-laws do not require that the Chairman be independent of the Company and currently Mr. Rohr, our chief executive officer (“CEO”), serves as Chairman. While the board regularly considers the separation of the Chairman/CEO roles, the board currently believes that in order for the Company to succeed in executing its strategy it is important that these two roles be aligned as closely as possible. Having a combined Chairman/CEO allows the chief executive officer to better understand and meet the needs of the board and allows the Chairman to better understand the Company’s day-to-day situation.
Each member of our board of directors has significant business experience. We believe that their independence is not adversely affected by having a combined Chairman/CEO.
The board of directors created the position of a lead independent director (“lead director”). The selection of a lead director is meant to facilitate communication among the directors or between any of them and the Chairman. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Chairman. Under the Company’s Lead Independent Director Policy, the lead director must be an independent director elected by a majority of the non-employee, independent directors for a renewable one-year term generally not to exceed three consecutive years of service. The non-employee, independent directors of the board elected Mr. O’Neill as lead director in 2012, and his current term as lead director expires just prior to the Annual Meeting or at such time as he ceases to be a director, resigns as lead director or is replaced as lead director by a majority of the non-employee, independent directors. The non-employee, independent directors have elected Mr. Hoffmeister to serve as lead director for a one-year term beginning at the first board meeting after the Annual Meeting, and continuing until just prior to the 2014 Annual Meeting of Stockholders. The Company’s Lead Independent Director Policy provides that the lead director will:

•	preside over executive sessions of the non-employee, independent members of the board and at meetings of the board in the absence of, or upon the request of, the Chairman and CEO;

•	approve the scheduling of board meetings as well as the agenda and materials for each board meeting and executive session of the board’s non-employee, independent directors;

•	have the authority to call such other meetings of the non-employee, independent directors as he/she deems necessary;

•	serve as a liaison and supplemental channel of communication between the non-employee, independent directors and the Chairman and CEO;

•	meet regularly with the Chairman and CEO;

•	communicate with stockholders as requested and deemed appropriate by the board;

•	interview director candidates along with the nominating and corporate governance committee;

•
approve and coordinate the retention of advisors and consultants who report directly to the non-employee, independent members of the board, except as otherwise required by applicable law or New York Stock Exchange (“NYSE”) Listing Standards; and

•	when requested by the Chairman or the board, assist the board in reviewing and assuring compliance with governance principles.
The board believes that the existence of a lead director with this scope of responsibilities supports strong corporate governance principles while deriving the benefit of having the Company’s CEO also serve as Chairman. The board believes that the Company’s current leadership structure of the combined Chairman/CEO leadership role coupled with a lead director enhances the Chairman/CEO’s ability to provide insight and direction on important strategic initiatives to both management and independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all management and board decisions.

Director Independence
The board of directors has adopted standards of independence for directors which are set forth in Exhibit A to the Company’s Corporate Governance Guidelines adopted by the board. The Company reviews and determines the independence of each of the directors in accordance with these standards. The full text of the Corporate Governance Guidelines can be found in the investor relations section of the Company’s website, www.celanese.com, under Corporate Governance. These standards incorporate all of the requirements for director independence contained in the NYSE listing standards. The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. The NYSE listing standards generally provide that a director is independent if the board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if (1) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company; (2) the director or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than for service as a director and committee member, and pension or other forms of deferred compensation for prior service to the Company; (3) (a) the director is a current partner or employee of the Company’s independent auditor, (b) the director has an immediate family member who is a current partner of such firm, (c) the director has an immediate family member who is a current employee of the Company’s independent auditor and who personally works on the Company’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time; (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where an executive officer of the Company serves or served on that company’s compensation committee; or (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1,000,000, or 2% of such other Company’s consolidated gross revenues.
The board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries. The Company in the normal course of business has been a party to transactions with other entities (or their subsidiaries) where certain of our directors are themselves either directors or officers. The board was made aware of these transactions and the amounts involved and none of them were deemed to be material or were considered to impact a director’s independence. As more fully described in “Certain Relationships and Related Person Transactions” below, one such series of transactions between the Company and Albemarle Corporation, where our Chairman and CEO, Mark C. Rohr, previously served as Executive Chairman until February 2012, while also serving only as a member of our board, was considered to be an interested transaction in the aggregate that was approved under the terms of our Related Party Transaction Policies and Procedures.
The board, based upon the recommendation of the nominating and corporate governance committee, affirmatively determined that nine of our current directors, Messrs. Barlett, Galante, Hoffmeister, Ihlenfeld, McGuinn, O’Neill, Sanders and Wulff and Ms. Walters, are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Mr. Rohr, our current Chairman and CEO, is the only current director who is not independent. Mr. Weidman, our former Chairman and chief executive officer, was not independent during his service as a director in 2012.
In addition, in compliance with the NYSE listing standards, we have an audit committee, a compensation committee and a nominating and corporate governance committee that are each composed of entirely independent directors, and each of these committees have written charters addressing the committee’s purpose and responsibilities and the annual evaluation of the performance of these committees.

Board Meetings in 2012

Each of our directors is expected to devote sufficient time and attention to his or her duties and to attend all board meetings and committee meetings on which he or she serves. The board of directors held seven meetings during 2012. All directors who were members of the board in 2012 attended at least 75% of the aggregate of (i) meetings of the board and (ii) meetings of the committees on which they served during the fiscal year ended December 31, 2012. In addition, we have a policy requiring our directors to attend the annual meeting of stockholders. All of our directors who were members of the board in 2012 attended the annual meeting of stockholders in 2012.

Board Oversight of Risk Management
The board of directors is responsible for overseeing the risk management process for the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the committees of the board and the board as a whole participate in the oversight of the process. Specifically, the board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan and each board committee is responsible for oversight of specific risk areas relevant to the committee charters.
The oversight responsibility of the board and committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The audit committee is responsible for overseeing the enterprise risk process that management implements. In addition, the board recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the enterprise risk model and process at least annually.
The strategic plan, critical issues and opportunities are presented to the board each year by the chief executive officer and senior management. Throughout the year, management reviews any critical issues and actual results compared to plan with the board and relevant committees. Members of senior management are also available to discuss the Company’s strategy, plans, results and issues with the committees and the board, and regularly attend such meetings to provide periodic briefings and access. In addition, the audit committee regularly meets in executive sessions and holds separate executive sessions with the lead client service partner of the independent registered public accounting firm, chief financial officer, internal auditor/chief risk officer, chief compliance officer and other members of management as appropriate.
As specific examples of committee risk oversight activities, the audit committee maintains responsibility for overseeing risks related to the Company’s financial reporting, audit process, internal control over financial reporting and disclosure controls and procedures, as well as the Company’s financial position and financial activities. The compensation committee regularly reviews any potential risks associated with the Company’s compensation policies and practices (see Risk Assessment of Compensation Practices on page 47 of this Proxy Statement). In addition, the environmental, health and safety committee regularly reviews the Company’s operational risks including those risks associated with process and product safety, public policy and reputational risks. Further, the nominating and corporate governance committee conducts an annual assessment of nominees to our board and is charged with developing and recommending to the board corporate governance principles and policies and board committee structure, leadership and membership, including those related to, affecting, or concerning the board’s and its committees’ risk oversight. Each of the committees is required to make regular reports of its actions and any recommendations to the board, including recommendations to assist the board with its overall risk oversight function.

Committees of the Board
The board of directors has four standing board committees:
•Audit;
•Compensation;
•Nominating and Corporate Governance; and
•Environmental, Health & Safety.
    The following table sets forth the current composition of our committees.

	Audit Committee	Compensation Committee	Environmental, Health & Safety Committee	Nominating and Corporate Governance Committee
James E. Barlett À		●
Edward G. Galante*
David F. Hoffmeister** À		●		●
Jay V. Ihlenfeld			●
Martin G. McGuinn À	£
Paul H. O’Neill** t			●	£
Mark C. Rohr			●
Daniel S. Sanders	●		£
Farah M. Walters**		£
John K. Wulff À	●			●
	£ Chairperson	● Member	À Financial Expert	t Lead Independent Director

* Mr. Galante was elected as a director on February 11, 2013 and has not been assigned to a board committee.
  ** Mr. O’Neill will retire on April 25, 2013. Mr. Hoffmeister will succeed Mr. O’Neill as lead independent director and chair of the nominating and corporate governance committee. Ms. Walters will join the nominating and corporate governance committee on April 24, 2013.

Audit Committee
The Company’s audit committee is currently comprised of Mr. McGuinn (Chairman), Mr. Sanders and Mr. Wulff, each of whom the board has affirmatively determined is independent of the Company and its management under the rules of the NYSE and the SEC. The board has also determined that Mr. McGuinn and Mr. Wulff are “audit committee financial experts” as the term is defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is also “financially literate” as that term is defined by the rules of the NYSE. The audit committee held eight meetings during 2012. The complete text of the audit committee charter, as amended by the board of directors on October 20, 2011, is available on the Company’s website at www.celanese.com in the investor relations section under Corporate Governance.
The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the audit committee. The principal purposes of the audit committee are to oversee:

•	accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;

•	the quality and integrity of the financial statements of the Company;

•	internal control and compliance programs;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.
Compensation Committee
The Company’s compensation committee is currently comprised of Ms. Walters (Chair), Mr. Barlett and Mr. Hoffmeister. The board has determined that all members of the compensation committee are independent under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and qualify as “non-employee directors” for purposes of Section 162(m) of the Internal Revenue Code. The compensation committee held nine meetings during 2012. The complete text of the compensation committee charter, as amended by the board of directors on October 18, 2012, is available on the Company’s website at www.celanese.com in the investor relations section under Corporate Governance. A description of the compensation committee’s processes and procedures for determining executive compensation and the roles of management and compensation consultants in determining or recommending the amount or form of compensation is more fully described in “Compensation Discussion and Analysis” below.
The principal purposes of the compensation committee are to:

•	review and approve the compensation of the Company’s executive officers;

•
review and approve the corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, and to evaluate the CEO’s and the other executive officers’ performance and compensation in light of such established goals and objectives; and

•	oversee the development and implementation of succession plans for the CEO and the other key executives.
During 2012, Frederic W. Cook & Co., Inc., as independent outside compensation consultant (“FW Cook”), advised the compensation committee on executive officer compensation matters. The compensation committee has considered our relationship with FW Cook in light of factors deemed important by the SEC and the NYSE and has determined that there is no conflict of interest with FW Cook. See further discussion in “Compensation Discussion and Analysis” below.
Nominating and Corporate Governance Committee
The Company’s nominating and corporate governance committee is currently comprised of Mr. O’Neill (Chairman), Mr. Hoffmeister and Mr. Wulff. The nominating and corporate governance committee held four meetings during 2012. The complete text of the nominating and corporate governance committee charter, as amended by the board of directors on October 18, 2012, is available on the Company’s website at www.celanese.com in the investor relations section under Corporate Governance. The nominating and corporate governance committee charter provides that the nominating and corporate governance committee may, from time to time, retain legal, accounting or other consultants or experts, including but not limited to leadership search firms, the nominating and corporate governance committee deems necessary in the performance of its duties, including in its process of identifying director candidates.
The principal purposes of the nominating and corporate governance committee are to:

•	identify, screen and review individuals qualified to serve as directors and recommend candidates for nomination for election at the annual meeting of stockholders or to fill board vacancies;

•	review and recommend non-employee director compensation to the board;

•	develop and recommend to the board and oversee implementation of the Company’s Corporate Governance Guidelines;

•	oversee evaluations of the board; and

•	recommend to the board nominees for the committees of the board.
During 2012, FW Cook, as independent outside compensation consultant, advised the nominating and corporate governance committee on non-employee director compensation matters. See further discussion in “Compensation Discussion and Analysis” below and “Director Compensation in 2012” above.
Environmental, Health & Safety Committee
The Company’s environmental, health & safety committee is currently comprised of Mr. Sanders (Chairman), Mr. Ihlenfeld, Mr. O’Neill and Mr. Rohr. The environmental, health & safety committee assists the board in fulfilling its oversight duties, while Company management retains responsibility for assuring compliance with applicable environmental, health and safety laws and regulations. The environmental, health & safety committee held three meetings during 2012. The complete text of the environmental, health & safety committee charter, as amended by the board of directors on October 20, 2011, is available on the Company’s website at www.celanese.com in the investor relations section under Corporate Governance.
The principal purposes of the environmental, health & safety committee are to:

•	oversee the Company’s policies and practices concerning environmental, health and safety issues;

•	review the impact of such policies and practices on the Company’s corporate social responsibilities, public relations and sustainability; and

•	make recommendations to the board regarding these matters.

Candidates for the Board
The board of directors and the nominating and corporate governance committee consider candidates for board membership suggested by the board or nominating and corporate governance committee members, as well as by management and stockholders. The nominating and corporate governance committee charter provides that the nominating and corporate governance committee may, from time to time, retain legal, accounting or other consultants or experts the nominating and corporate governance committee deems necessary in the performance of its duties, including, in its process of identifying director candidates.
Nominee Assessment and Diversity
The nominating and corporate governance committee’s assessment of a proposed director candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the nominating and corporate governance committee considers important, which are expected to contribute to an effective board, including the following qualities:

•	leadership experience in business or administrative activities;

•	specialized expertise in the chemical industry;

•	breadth of knowledge about issues affecting the Company;

•	ability to contribute special competencies to board activities;

•	personal integrity;

•	loyalty to the company and concern for its success and welfare and willingness to apply sound independent business judgment;

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	time available for meetings and consultation on Company matters;

•	willingness to assume fiduciary responsibilities;

•	be intelligent, thoughtful and analytical;

•	possess knowledge about compensation and human resources practices;

•	be free of actual or potential conflicts of interest;

•	have experience serving on boards of public companies; and

•	be familiar with regulatory and governance matters.
Although the Company does not have a formal policy on board diversity, when considering board candidates, the nominating and corporate governance committee strives to achieve a balance of knowledge, experience and perspective such that the Company’s board reflects a diversity of backgrounds and experiences.
Nominee Recommendations
The nominating and corporate governance committee will consider recommendations for director nominees made by stockholders. Stockholder recommendations should be sent to:
Celanese Corporation
Board of Directors
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Attn: Corporate Secretary
Generally, recommended candidates are considered at the first board meeting of the year held prior to the annual meeting of stockholders. No candidates were recommended by stockholders during 2012.
The nominating and corporate governance committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chair of the nominating and corporate governance committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the nominating and corporate governance committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the nominating and corporate governance committee or as many members as can do so to meet the potential nominee. The nominating and corporate governance committee will then select a nominee to recommend to the board of directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our stockholders at the next annual meeting of stockholders.

Communications with the Board
The board of directors has adopted the following procedure in accordance with the requirements of the NYSE and the SEC for stockholders or other interested parties to communicate with the board and its members. Stockholders and other parties interested in communicating directly with the non-management directors as a group, an individual director or the board may do so by sending their communications to:
Celanese Corporation
Board of Directors
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Attn: Corporate Secretary
All communications received by the Corporate Secretary will be delivered to one or more members of the board as appropriate, as determined by the Corporate Secretary. Notwithstanding the foregoing, the Corporate Secretary will maintain for the benefit of the board for a period of two years following the receipt of any communication, a record of all communications received in compliance with this policy.
Members of the board may review this record of communications upon their request to the Corporate Secretary. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be directed to the Chairman of the audit committee.

BOARD COMMITTEE REPORTS
Audit Committee Report
The audit committee of the board of directors assists the board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the audit committee are set forth in the audit committee charter.
Company management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm KPMG LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America and an opinion on the effectiveness of the Company’s internal control over financial reporting. The audit committee monitors the Company’s financial reporting process and reports to the board of directors on its findings.
The audit committee reviewed and discussed with Company management and KPMG LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The audit committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
The audit committee has also considered whether the provision to the Company by KPMG LLP of certain non-audit services is compatible with maintaining the independence of KPMG LLP. The audit committee has satisfied itself as to the independence of KPMG LLP.
Based on the audit committee’s review and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. This report was submitted by the audit committee,
Martin G. McGuinn, Chairman
Daniel S. Sanders
John K. Wulff

Dated: February 6, 2013
The audit committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the audit committee report by reference therein.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and the compensation committee’s independent compensation consultant and, based upon its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and this Proxy Statement. This report was submitted by the compensation committee,
Farah M. Walters, Chair
James E. Barlett
David F. Hoffmeister

Dated: March 4, 2013
The compensation committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation committee report by reference therein.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary
We closely monitor our performance in relation to the performance of those companies included in our peer group, as described later in this Compensation Discussion and Analysis (“CD&A”). Although we generally target compensation to be at the median of our executive benchmarking peer group, whether our incentive programs pay out at, above or below the targeted amount depends on internal performance metrics and overall Company performance. This compensation structure is consistent with our philosophy of performance-based pay that also enables us to attract and retain the top talent in the industry.
During 2012, our newly-appointed chief executive officer (“CEO”) and the management team developed an updated strategic plan to enhance the overall growth of the Company. This strategic plan builds upon the Company’s recent achievements like our global expansion which has resulted in one of the most geographically diverse business models in our industry, our development of new technologies that address some of the most significant global issues that society will face over the next several years, and our commitment to social responsibility, safety and environmental stewardship. As we have previously stated, our long-term objectives are to deliver annualized earnings growth at the same levels as top tier chemical companies. We believe achieving these objectives will significantly increase stockholder value.
Our ability to develop innovative technology is a critical element of achieving our strategic plan and creating value for our stockholders. We utilize technology and create stockholder value in two different ways. One is through technology-enabled chemistries and the other is through customer-oriented solutions. In technology-enabled chemistries, we create value through our unique or advantaged technology positions that provide us with process advantages. Our competency in this area allows us to differentiate ourselves in end-use applications that are not differentiated. In customer-oriented solutions, we create value through our unique ability to combine process chemistry, application engineering and customer-focused opportunities. Our expertise in this area enables us to deliver differentiated solutions tailored to customer needs. We believe we are well positioned to create long-term stockholder value in each area.
2012 Pay Decisions
In light of industry compensation market movement and strong individual performance, all of our named executive officers received base pay increases in 2012, other than our new CEO.
For 2012, the annual performance bonus plan design remained unchanged from prior years and continued to measure performance relative to Operating EBITDA*, working capital and environmental, health and safety (“EHS”) metrics and the individual performance of the named executive officer.

•
In 2012 our net sales, Operating EBITDA, and net earnings per diluted share were our fourth, third and second highest, respectively, since our IPO at $6.4 billion, $1.2 billion and $3.79, respectively.

•
Our results in 2012 were adversely affected by a challenging macroeconomic environment due to the European sovereign debt crisis which impacted demand in Europe and Asia. We set high goals for 2012 and, as a result of our actual performance, the Company did not meet the minimum Operating EBITDA threshold level and did not make bonus payments to our named executive officers under our performance bonus plan for 2012. A sign-on bonus was paid to our newly-hired senior vice president, human resources, in order to offset the cash incentive payment she forfeited by leaving her former employer in late 2012 to join our Company.

_________________________
*  Operating EBITDA is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for additional information concerning this measures and a reconciliation of this measures to net earnings, the most comparable U.S. GAAP financial measure.

•	Although we are still working to improve overall safety performance, there were key improvements for 2012 with reductions in loss of primary containment events and spill and release events.
Also in 2012, performance-based restricted stock units granted in 2007 and 2009 vested below targeted amounts. The 2007 awards had a 0% payout for the final, catch-up period of the award, and the 2009 awards paid out at 92.63% of target. These awards are described below in this CD&A.
Plan Design Changes

In order to better support the execution of our strategic plans, and to further incentivize our executives for greater performance in 2013 and later years, we made changes to our compensation plans effective January 1, 2013 to ensure alignment with our stockholders and to carry forward the positive aspects of our prior pay program. These changes and explanation for change are described more fully below.
Performance Metric. We will replace the Operating EBITDA performance metric with Adjusted EBIT Growth*. We believe that Adjusted EBIT Growth is a more appropriate metric for a maturing company and that this migration will increase the emphasis on management’s accountability for capital allocation decisions. We also believe that Adjusted EBIT Growth will fully align the management team to our strategic plan that anticipates a certain level of profit growth each year. Our incentive plans will pay out based on the level of achievement of these goals.
Annual Performance Bonus Plan. Along with Adjusted EBIT Growth, the annual performance bonus plan will include other metrics that are critical to the accomplishment of our strategic plans and the sustainability of the Company. For 2013, we will continue to focus on working capital and stewardship metrics, including injuries, process safety and environmental targets. Balancing these measures will ensure that we continue to build on our high standard of performance in these areas.
Long-Term Incentive Plan. Beginning in 2013, the annual grant of equity awards will consist solely of performance-based restricted stock units (“PRSUs”), which are earned based on Adjusted EBIT Growth over a two-year time period as compared to our goals. Stock options and time-vesting restricted stock units (“RSUs”) will no longer be included as part of the annual grant mix but may be used for new hire awards or in special circumstances. We believe that having 100% of our annual grant value in PRSUs will help drive the growth required for us to achieve our strategic plan. Our prior performance equity plan also included a total stockholder return (“TSR”) metric. We believe that the focus that comes from driving our new plan with a single measure of company profitability, Adjusted EBIT Growth, coupled with the fact that the payout from the plan is denominated in Company stock and subject to share price performance over the performance and vesting periods, is fully aligned with stockholder interests and best reflects management’s role in growing stockholder value.

Other changes to the long-term incentive plan include modifying the grant date for our annual equity awards from Fall 2012 to February 2013. This timing is consistent with other public company equity awards. Except for sign-on equity awards, we did not make any equity awards to our named executive officers in 2012. In February 2013, we made our annual equity awards consisting solely of PRSUs, as more fully described below in this CD&A. The grant date fair value of those awards will appear in the 2013 Summary Compensation Table.

Finally, the mandatory requirement for management to hold a percentage of shares issued from the settlement of restricted stock unit awards seven years from the date of grant (or one year for shares acquired from the exercise of stock options), regardless of employment status with the Company, was eliminated from our long-term equity awards during 2012. Awards made in 2010, 2011 and a portion of 2012 with that feature will continue to be subject to the hold requirement. This element of the former awards was perceived as non-competitive and resulted in valuation complexities. Instead, we amended our stock ownership guidelines effective March 1, 2013 to restrict the types of equity awards that count towards ownership. Shares that count towards ownership will now include only shares owned outright, shares or equivalents held in a Company-sponsored deferred compensation or retirement plan or in a trust or other estate planning entity, previously-vested PRSUs or RSUs or shares that are subject to an existing hold requirement,
_________________________
*  Adjusted EBIT Growth is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for additional information.

and 60% of (i) earned but unvested PRSUs and (ii) unvested shares of restricted stock and RSUs that vest within one year. All unvested restricted stock units no longer count toward the guideline. We believe that modifying the ownership guidelines to encourage more direct stock ownership and eliminating the hold requirement will empower our executives and create more accountability.

As more fully described above under “Proposal 2: Advisory Approval of Executive Compensation,” each year we seek an advisory vote from stockholders to approve our executive compensation. Last year, over 94% of our stockholders who voted supported our executive compensation program. The board of directors and the compensation committee value the opinions of our stockholders, and will continue to consider the outcome of the advisory vote when designing compensation plans and making future compensation decisions for our named executive officers. As detailed above, the compensation committee made the 2013 plan design changes in order to more fully align our compensation plans with our strategic plan, and we believe the changes enhance the program’s attractiveness to our stockholders.
Highlights of Pay Programs
We continue to maintain pay programs that are aligned with good corporate governance. In fact, governance is embedded in our processes and policies and includes the following:

• stock ownership guidelines	• equity granting guidelines
• an executive compensation recoupment policy (or “clawback”)	• no employment agreements
• an insider trading policy that prohibits the hedging of risk and placing our shares in margin accounts
In addition to maintaining good corporate governance, we have designed our annual performance bonus plan and long-term incentive plans to be aligned with best practices that mitigate against excessive risk. This includes the following:

•	negative discretion by our compensation committee can be applied to all plans;

•	payment opportunities for both the annual performance bonus plan and the long-term incentive plans are capped;

•
plan oversight and approval of both the design and payout of the executive officers’ annual performance bonus awards, as well as each grant of long-term incentive compensation, by the compensation committee;

•	periodic assessment of the annual performance bonus and long-term incentive plans by management and the compensation committee’s independent compensation consultant; and

•	incentive targets that are analyzed and benchmarked.
We strongly believe that our executive officers’ compensation should be driven by performance. To the extent that we do not achieve our annual or long-term performance targets or an executive officer’s individual performance does not meet expectations, our compensation program is designed to reduce the amount of total compensation received by such executive officer, such as what occurred in 2012.

The CD&A provides an overview of our compensation program and explains how pay is determined for our chief executive officer and the other executive officers named in the Summary Compensation Table on page 48 (collectively, our “named executive officers”). Our named executive officers for 2012 were:

Mark C. Rohr	Chairman and Chief Executive Officer
Steven M. Sterin	Senior Vice President and Chief Financial Officer
Douglas M. Madden	Chief Operating Officer
Gjon N. Nivica, Jr.	Senior Vice President, General Counsel and Corporate Secretary
Lori A. Johnston	Senior Vice President, Human Resources
David N. Weidman*	Former Chairman and Chief Executive Officer
Jacquelyn H. Wolf*	Former Senior Vice President, Human Resources
* As described further below, Mr. Weidman and Ms. Wolf ceased serving as executive officers for the Company during 2012.
Oversight of the Executive Compensation Process
The compensation committee is responsible for establishing compensation policies and programs that are consistent with our business strategy and aligned with our stockholders’ interests. Specifically, the compensation committee is responsible for:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

•	evaluating the performance and compensation of the CEO and other executive officers in light of their established goals and objectives;

•	reviewing and approving both target and actual pay levels of our executive officers;

•	reviewing and approving incentive and equity-based compensation plans and all grants of awards under such plans to executive officers; and

•	overseeing the development and implementation of succession plans for the CEO and the other key executives.
Our compensation committee is comprised entirely of independent directors (as defined under NYSE listing standards).
Role of the Compensation Consultant in Making Decisions
The compensation committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent outside compensation consultant to advise it in connection with executive compensation matters. Since mid-2010, representatives of FW Cook regularly attended compensation committee meetings as requested by its chairperson, and reported directly and exclusively to the compensation committee on matters relating to compensation for the named executive officers. During 2012, the compensation committee requested that FW Cook:

•	analyze and benchmark incentive targets;

•	review and provide guidance on compensation plan design;

•	review the composition of our peer group and recommend modifications;

•	conduct an analysis of compensation for our named executive officers, and assess how target and actual compensation aligned with our philosophy and objectives; and

•
provide market data, historical compensation information, internal equity comparisons, competitive practice information and recommendations regarding appropriate peer groups, compensation trends and compensation strategy.

In 2012, the nominating and corporate governance committee also requested that FW Cook analyze and benchmark non-employee director compensation.
During 2012, FW Cook provided to the Company only services approved by the compensation committee (and the nominating and corporate governance committee with respect to non-employee director compensation). The compensation committee has considered our relationship with FW Cook in light of factors deemed important by the SEC and the NYSE and has determined that there is no conflict of interest with FW Cook.
Role of Management in Making Decisions
The compensation committee regularly meets with the CEO and the senior vice president, human resources to receive reports and recommendations regarding the compensation of our executive officers other than the CEO. In particular, the CEO submits recommendations, as appropriate, to the compensation committee on the base salary, target annual performance bonus award levels, and target levels of incentive and equity-based compensation to be offered to each executive officer. Recommendations are developed in consultation with the senior vice president, human resources (other than for herself) and the compensation consultant and are accompanied by market data prepared by the compensation committee’s consultant. In addition, the CEO makes recommendations to the compensation committee on the individual performance modifiers used to determine each executive officer’s actual payout under the annual performance bonus award, as further described below in “Performance Assessment and Individual Compensation Decisions.” Although the compensation committee considers the CEO’s recommendations, the final decisions regarding base salary, annual performance bonus plan and long-term incentive plan opportunities and individual performance modifiers are made by the compensation committee. The CEO does not make any recommendations to the compensation committee regarding his own compensation.
Compensation Philosophy and Elements of Pay
Compensation Philosophy.  Our focus as a company is to deliver continued earnings growth and superior value creation for our stockholders. To that end, we have adopted a “pay-for-performance” compensation program that is designed to reward executives for superior company and individual performance through awards of annual and long-term incentives. At the same time, these programs are intended to be sufficiently competitive with our peer companies so as to also attract and retain highly qualified personnel. We believe that our current compensation program is both attractive to our executives and aligned with the best interests of our stockholders.
Compensation Objectives.  The objectives of our compensation program are to provide pay that is competitive, performance-based, aligned with the interests of our stockholders, and focused on attracting, rewarding and retaining talent as described below:

•
Competitive — pay should be set at a level that is competitive to our peers with whom we compete for talent, is equitable among our executive officers, and recognizes the knowledge, skills and attributes of our executive officers;

•	Performance-based — pay should reward individual and Company performance when pre-established short- and long-term goals are met or exceeded and provide for consequences when such targets are not met;

•	Aligned with Stockholders — incentives should encourage long-term increases in stockholder value; and

•	Focused on Talent — pay should be designed to attract, motivate and retain key executives.

Elements of Compensation.  The table below summarizes the current elements of our compensation program and how each element supports the Company’s compensation objectives:

Compensation				Performance-	Stockholder	Talent
Element		Description	Competitive	Based	Alignment	Focus

Base Salary	•	Fixed level of compensation	X			X
	•	Determined within a competitive range established through independent analysis

Annual Performance Bonus Award	•	Performance-based cash incentive opportunity	X	X	X	X
	•	For 2012, annual performance bonus plan measures included operating EBITDA, working capital and EHS metrics and individual performance
	•	Beginning in 2013, plan measures include adjusted EBIT growth, working capital and stewardship metrics (injuries, process safety and environment)

Performance- based Restricted Stock Units	•	Long-term performance plan	X	X	X	X
	•	For 2012, long-term performance plan measures included operating EBITDA (2-year financial performance period) and TSR relative to peer group (3-year TSR performance period) (new hire awards)
	•	Beginning in 2013, plan measures include adjusted EBIT growth over a 2-year performance period, with an additional 1-year vesting period after performance determined

Stock Options[1]	•	Variable pay based on increases in our stock price over time	X	X	X	X

Time-vesting Restricted Stock Units[1]	•	Awards of RSUs that vest over time (minimum three-year vesting)	X		X	X

Retirement Plans	•	Celanese Americas Retirement Savings Plan	X			X
	•	Celanese Americas Retirement Pension Plan

Severance Arrangements	•	Change in Control Agreement	X		X	X
	•	Executive Severance Benefits Plan
_______________________________________

(1)	Granted for new hire awards and in special circumstances.

Setting Total Compensation
Our compensation-setting process consists of establishing overall target total compensation for each executive officer and then allocating that compensation among base salary, annual performance bonus awards, and long-term incentive awards. While no specific formula is used to determine the allocation between cash and equity-based compensation, when allocating these compensation elements, we utilize a compensation mix more heavily weighted towards variable and long-term incentive compensation. The compensation committee believes that the CEO’s compensation should be the most heavily weighted towards variable and long-term incentive awards to align his compensation with stockholder interests. Accordingly, 100% of his 2012 annual equity awards (which, including sign-on awards, accounted for 72% of his total targeted compensation) was allocated to performance-based restricted stock units (32%), time-vesting restricted stock (57%) and stock options (11%).
To establish the appropriate target level of compensation for the CEO and each executive officer, each compensation element is reviewed by the compensation committee against market data for our peer group provided by the compensation committee’s independent compensation consultant. Since a majority of the total compensation of our executive officers is performance-based and, therefore, “at risk”, actual compensation is determined by Company performance and individual performance against pre-established objectives. If we achieve our annual performance targets, as approved by the board, and an executive officer meets individual performance objectives, the compensation committee’s philosophy is to target his or her compensation at or near the 50th percentile of the peer group for total annual cash compensation (base salary plus annual performance bonus award) and total annual compensation (total cash plus long-term incentive awards). To the extent that we exceed our annual performance targets and an executive officer significantly exceeds individual performance objectives, our compensation program is designed to reward such executive officer by paying total compensation in the top quartile of the peer group. To the extent that we do not achieve our annual performance targets or an executive officer’s individual performance does not meet expectations, our compensation program is designed to reduce the amount of total compensation received by such executive officer.
Setting compensation targets based on comparative market data is intended to ensure that our compensation practices are competitive in terms of attracting, rewarding and retaining executives. In addition, because a named executive officer’s target compensation is set by reference to persons with similar duties at companies in our peer group, the compensation committee does not establish any fixed relationship between the compensation of the CEO and that of any other named executive officer. Internal pay equity among the other named executive officers is also considered when setting compensation targets. The level of responsibility, scope of role and impact to the organization are all taken into consideration.
Our Compensation Peer Group
As noted above, the compensation committee’s independent compensation consultant provided an analysis of compensation data and practices from a select group of peer companies in the chemical industry. The compensation committee, with the assistance of the independent compensation consultant, identified the companies to be included in our peer group based primarily on industry, market capitalization and annual revenue. In some cases, the compensation committee also considered other criteria such as the number of employees at a potential peer company, the complexity of a potential peer company’s business, and whether the role and responsibilities of a potential peer company’s executive officers were comparable to those of our executive officers.
As a result of the independent compensation consultant’s recommendations, in late 2010, the compensation committee reviewed and adjusted the composition of the peer group for 2011 in order to include companies that were more closely similar in market capitalization, revenue and complexities (i.e., companies with at least 30% of revenue from foreign sources). This revised peer group allowed for alignment to the market median without utilizing a regression analysis to reflect the complexity and sophistication of our business. The peer group remained unchanged after the annual review in 2012.

The 2012 peer group was as follows:

Air Products & Chemicals, Inc.	Huntsman Corp.
Albemarle Inc.	Monsanto Company
Ashland Inc.	PPG Industries Inc.
Cytec Industries Inc.	Praxair Inc.
Eastman Chemical Co.	Rockwood Holdings Inc.
Ecolab Inc.	RPM International Inc.
FMC Corp.	Valspar Corporation
Although the compensation committee strives to set executive compensation at levels that are competitive with the companies in the peer group, it does not rigidly adhere to a particular target in determining executive compensation. Any executive officer’s total compensation may vary from the targets due to various other factors, including exceptionally strong or weak Company performance over the prior year and particularly strong or weak individual performance over the prior year. The compensation committee also takes into account additional individual factors when establishing total executive compensation levels, including an executive’s position within the Company, level of experience, tenure and need for retention.
Base Salary
Our CEO and the other executive officers are considered “at-will” employees. As such, the compensation committee annually reviews and approves the base salaries for the CEO and each of the other executive officers. In making a determination of the appropriate level of an executive officer’s base salary, the compensation committee considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level of expertise, experience and individual performance, (iii) how the executive’s base salary compares to that of the Company’s other executives, and (iv) how the executive’s base salary compares to the base salary of similarly-situated executives at companies in our peer group. As further discussed above in “Setting Total Compensation”, for any given executive, we generally target the median of base salaries paid to similarly-situated executives at companies in our peer group. However, as a result of the factors mentioned above, base salaries may actually be set higher or lower than the median when appropriate.
Annual Performance Bonus Awards
Plan Summary.  A target annual performance bonus award, expressed as a percentage of annual base salary, is set for each executive officer based upon the market data for his or her position and his or her level within the organization. Target bonus percentages for each named executive officer are shown in the chart below. For 2012, the actual annual performance bonus award that an executive officer could receive ranged from 0% – 400% of his or her target annual performance bonus award based upon: (i) our achievement of certain business, financial and safety performance targets and (ii) the achievement by the executive officer of personal objectives established for him or her at the beginning of the year. An individual performance modifier for each executive officer (other than the CEO) is recommended to the compensation committee by our CEO after the end of the fiscal year, based on his assessment of the satisfactory completion of the various individual objectives. The formula for determining the actual payout for each executive officer is as follows:

Target Bonus			times	Business Results	times	Individual Results	equals	Annual Bonus

Eligible Earnings	X	Target Bonus %	X	Business Performance Modifier (0 - 200%)	X	Individual Performance Modifier (0 - 200%)	=	Annual Performance Bonus Award (0 - 400%)

Eligible earnings is defined as base pay that is earned for the year. This amount is reflective of any pay adjustments that might have been made throughout the year.

Company Goals and Objectives.  The annual performance bonus awards for 2012 are based upon our achievement of incremental levels of Operating EBITDA, two working capital components (Accounts Receivable (“A/R”) + Inventory and Accounts Payable (“A/P”)), and environmental, health and safety (“EHS”) goals. Within each of these performance metric areas, there are three incremental performance levels, which are referred to internally as threshold, target and stretch. No annual performance bonus will be paid unless we meet or exceed the threshold level of Operating EBITDA. The target level for all metrics is set at amounts that reflect our internal, confidential business plan at the time the awards are established. These goals are generally within the ranges we have publicly disclosed for the performance period and, accordingly, require a high level of performance over the period to be achieved. Threshold and stretch levels are set as a percentage of target and designed to keep executives motivated throughout the year (threshold) as well as reward exceptional performance (stretch).
For 2012, the target annual performance bonus awards and the measurement level for each of the named executive officers were as follows:

	Target Annual Performance Bonus (% of Base Salary)	2012 Performance Metrics and Relative Weight	Mix of Business Unit and Total Company Metrics
Mark C. Rohr	100%
Steven M. Sterin	80%
Douglas M. Madden	90%	65% Operating EBITDA
Gjon N. Nivica, Jr.	70%	25% Working Capital	100% Total Company
Lori A. Johnston	70%	10% EHS
David N. Weidman	N/A
Jacquelyn H. Wolf	70%
The 2012 threshold, target and stretch performance levels, as well as the actual performance levels and corresponding payout percentages, for the performance measures used in the annual performance bonus were as follows:

	Threshold	Target	Stretch	Actual	Payout %
Operating EBITDA(1) ($ millions)	$1,226	$1,532	$1,838	$1,209	—%
Working Capital (A/R + Inventory)(2)	25%	24%	23%	25%	58%
Working Capital (A/P)(2)	10.2%	11.2%	12.2%	10.8%	65%
EHS (OIR)(3)	0.17	0.14	0.00	0.36	—%
EHS (LTIR)(3)	0.07	0.05	0.00	0.09	—%
EHS (Contractor OIR)(3)	0.33	0.28	0.00	0.29	85%
Aggregate corporate annual bonus payout(4)					0.00%
________________________________________

(1)
For purposes of calculating annual performance bonus awards, Operating EBITDA is defined as net earnings plus loss (earnings) from discontinued operations, interest income and expense, taxes and depreciation and amortization, and further adjusted for other charges and other adjustments. See Exhibit A.

(2)
For purposes of calculating annual performance bonus awards, the working capital components are defined as (a) (1) third-party accounts receivable plus (2) inventory divided by (3) net sales, and (b) third-party accounts payable divided by net sales, computed monthly (and more heavily weighted for the last month of each quarter). The table reflects the full year average of the monthly weighted targets of these components; however, the actual bonus payout is computed by reference to the actual monthly performance. Inventory effects associated with the Kelsterbach, Germany relocation have been excluded from the working capital performance targets and actual results.

(3)
For purposes of calculating annual performance bonus awards, EHS includes our Occupation Safety & Health Administration (“OSHA”) Incident Rate (“OIR,” which is defined as the ratio of OSHA recordable injuries per 200,000 employee work hours) and our Lost Time Injuries Rate (“LTIR,” which is defined as the ratio of lost time injuries per 200,000 employee work hours) and Contractor Incident Rate (“Contractor OIR,” which is defined as the ratio of OSHA recordable injuries per 200,000 contractor work hours).

(4)
The 2012 annual performance bonus plan provides that if the Company does not meet threshold performance for the Operating EBITDA metric, then there will be no payout for the plan even if there would have been a payout on one or more of the other metrics.

The targets were based on the operating budget approved by the board and the compensation committee. For 2012, because the threshold level of Operating EBITDA was not met, the business performance modifier for each of the named executive officers was 0.00%. Therefore, no cash bonuses were paid under the 2012 annual performance bonus plan based on performance.
Individual Goals and Objectives.  The compensation committee believes that individual performance goals are appropriate instruments for measuring individual contributions to strategic corporate initiatives. Each named executive officer eligible for an annual performance bonus award had individual performance goals within the following framework:

Talent Management Focus	Execute Strategic Plan/Control the Controllables	Increase Strategic Opportunities
• Develop capabilities and leadership bench • Acquire key talent • Enhance development and assessment plans	• Productivity • Growth • Innovation	• Value creation • Innovation and culture • Recognize regional trends to enhance competitiveness

An executive’s behaviors and results in relation to his or her individual goals are measured through an extensive appraisal process. Each executive is assigned an individual performance modifier based on the CEO’s assessment of the executive’s achievement of those goals. The compensation committee reviews and approves the modifiers recommended by the CEO. The compensation committee determines the individual performance modifier assigned to the CEO in executive session. The bonus award is paid in March of the year following the performance period. Since no bonuses were paid to our executive officers for our 2012 business performance, an individual modifier was not assigned for 2012. However, our named executive officers did receive performance appraisals and individual feedback.
Long-Term Incentive Compensation
In furtherance of our long-term compensation strategy, we offer a compensation mix that provides appropriate incentives to meet our objectives of providing competitive pay packages for talented executives, delivering compensation that is performance-based, and aligning management’s interests with those of stockholders. As described above in the “Elements of Compensation” table, long-term incentives in the form of equity awards support our compensation objectives and are consistent with our overall strategy to attract, motivate, reward and retain top performers. Since 2008, the compensation committee has granted long-term incentive awards, with one award granted in overlapping three-year cycles, to our executive officers to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officer with a long-term stake in our success, we believe these awards serve as a significant retention tool to dissuade them from leaving the Company. The Company makes these awards under our 2009 Global Incentive Plan, as amended and restated April 19, 2012 (the “2009 GIP”), which our stockholders approved in 2009 and amended in 2012. Beginning in 2010, our long-term incentive compensation awards were a combination of performance-based restricted stock units (“PRSUs”), time-vesting restricted stock units (“RSUs”), and nonqualified stock options. In 2012, our new CEO also received a sign-on award consisting of time-vesting restricted stock. As noted above, we made design changes in 2013.
Performance-Based Awards That Paid Out in 2012. Two of our prior PRSUs vested during 2012, the 2007 long-term performance program (the “2007 LTPP”) and the 2009 long-term incentive plan (“2009 LTIP”) as described in prior Proxy Statements. The 2007 LTPP award was designed to vest based upon the achievement of TSR as compared to peer companies during four performance periods. Each performance period began on April 1, 2007 and ended on September 30th in each of the years 2008 through 2011. Awards that did not vest in the first four performance periods were eligible to vest, based on relative TSR performance at the 75th percentile or above and subject to limitations as to the maximum number of PRSUs that may vest, on September 30, 2012. The 2007 LTPP paid out at 0% of the targeted amount for this final vesting tranche.

The 2009 LTIP paid out at 92.63% of the targeted amount. The award was designed to vest in October 2012 based upon the achievement of target levels of Operating EBITDA during 2010 and 2011 and TSR as compared to peer companies in the Dow Jones US Chemicals Index during the period from October 1, 2009 through September 28, 2012. The following table summarizes the relationship among Operating EBITDA performance and relative TSR on the award payout.

Operating EBITDA	Relative TSR
	Below Threshold	Target	Stretch
Below Threshold	0%	0%	0%
Threshold	25%	50%	75%
Target	50%	100%	150%
Stretch	75%	150%	225%
Threshold, Target and Stretch TSR performance is determined based on percentile performance against the TSR peer group, with threshold = 20th percentile or below, target = 50th percentile and stretch = 80th percentile or above.

Performance compared to targets is shown below:

Year	Operating EBITDA Target	Operating EBITDA Actual	Operating EBITDA Payout %	TSR Modifier
	(dollars in millions)
2010	$1,104	$1,122	41.63%	87.50%
2011	$1,322	$1,362	43.03%
2010 + 2011	$2,426	$2,484	21.20%
			105.86%	Total 92.63%

Awards Granted in 2012. During 2012, the compensation committee determined that long-term incentive awards should be granted in February of each calendar year, to align with finalizing year end financial information so EBIT growth targets can be established. It also allows for total compensation planning of base salary, annual performance bonus potential and long-term incentive plan grants to be accomplished at the same time each year. Therefore, except for sign-on long-term incentive awards for our CEO and another executive officer, the compensation committee did not make any equity awards to our named executive officers in 2012.

Awards Granted in 2013. For 2013, the compensation committee approved a long-term incentive plan (the “2013 LTIP”) under the 2009 GIP pursuant to which awards of PRSUs were made to our executive officers. The allocation of these awards was designed to be weighted towards performance with 100% of the named executive officers’ equity awarded as PRSUs. The compensation committee believes that this allocation provides an appropriate balance of risk/reward and retention of the executive officer. PRSUs granted on February 6, 2013 facilitate stock ownership and will vest 50% on February 1, 2015 and January 1, 2016, respectively, based upon the Company’s achievement of target levels of Adjusted EBIT Growth during 2013 and 2014. If the growth target is not met, participants will be entitled to receive as the performance payout 34% of the target number of PRSUs provided that the Company’s Operating EBITDA for the performance period is greater than 5% of net sales for the period.
As discussed under “Setting Total Compensation” above, the total award value for the long-term incentives is determined by the compensation committee each year in its discretion as part of setting total annual compensation, taking into account market data from our peer group. The award value is then divided by the grant date fair value of the award to determine the number of units actually awarded. The starting value for the award, however, does not represent the actual compensation the named executive officer will realize. These awards are intended to focus the named executive officers on future company performance, and the actual value realized by a named executive officer will depend on our performance over time and the named executive officer’s continued employment with us. See “2012 Grants of Plan-Based Awards Table” below.

Other Compensation Elements
Consistent with providing a total pay program that is sufficiently competitive with our peer companies so as to attract and retain highly qualified personnel, our executive officers receive or have access to the following benefits. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes.
Health and Welfare.  The health, dental and insurance benefits for executives are comparable with those provided by our peer companies and are generally the same benefits available to our other U.S. employees. In addition, we maintain an executive annual physical program that allows our executive officers to monitor and assess their overall health on a regular basis. We believe this program mitigates risk to the Company by providing key leaders with important information about their health status, enabling them to take proactive steps necessary to maintain a health status consistent with their ability to effectively lead our Company.
Celanese Americas Retirement Pension Plan.  All of our named executive officers participate in the same tax-qualified retirement plan, the Celanese Americas Retirement Pension Plan, or CARPP, a pension plan sponsored by Celanese Americas LLC, one of our wholly owned subsidiaries, but because of different hire dates, their participation formulas differ. This plan covers substantially all of our U.S. employees. See “2012 Pension Benefits Table” for details.
Celanese Americas Retirement Savings Plan.  All of our named executive officers are eligible to participate in the Celanese Americas Retirement Savings Plan, or CARSP, a tax-qualified, defined contribution plan (401(k)) sponsored by Celanese Americas LLC, one of our wholly owned subsidiaries. This plan covers substantially all of our U.S. employees. See “Supplemental Perquisites and All Other Compensation Table” for details.
2008 Deferred Compensation Plan.  Our deferred compensation plan provides certain of our senior employees the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferrals as adjusted based upon the market-performance of specified measurement funds selected by the participant. See “2012 Nonqualified Deferred Compensation Table” for details.
Severance Plan.  In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, we implemented an Executive Severance Benefits Plan (“Severance Plan”) that applies to our named executive officers (including the CEO beginning in 2013) as well as other company executives. After a thorough market review and internal analysis, the compensation committee approved the Severance Plan in 2010 that provides, upon the involuntary termination without cause of an executive, for the payment of (i) one year’s base salary, (ii) one year’s annual performance bonus award (based upon target Company performance and a 1.0 individual modifier), and (iii) a pro rata portion of the annual performance bonus award for the year in which the termination occurs (based upon actual Company performance and an 1.0 individual modifier). In 2012, the compensation committee amended the Plan to remove the termination for good reason provision, to provide the Company with more flexibility in moving executives to new positions without incurring severance obligations. In 2013, the compensation committee approved a change to the Severance Plan to include the CEO as a participant at a one and one-half year’s base salary and a one and one-half year’s annual performance bonus award level. See “Potential Payments Upon Termination or Change In Control” for details. This benefit is not available in the event of a change in control to individuals that have a change in control agreement as described below.
Change in Control Agreements.  We have change in control agreements with each of our named executive officers. The change in control agreements provide for a cash payment to be made to the named executive officers following a termination of employment by the Company without “cause” or by the officer with “good reason” within 2 years following a “change in control” (as each term is defined in the change in control agreements) or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied, including consummation of the related transaction. For certain executives, the benefits are subject to a cutback to avoid excise taxes if the after tax benefit to the executive is greater. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement. In certain circumstances, certain executives are eligible for a tax reimbursement payment. See “Potential Payments Upon Termination or Change In Control” for details.
In approving the change in control agreements, the compensation committee considered the prevalence of such agreements among similarly-situated executives at our peer companies based on data collected for the Company by the compensation commitee’s independent compensation consultant. The compensation committee also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to the Company. Specifically, the change in control agreements prohibit the officer from soliciting customers of, or competing against, the Company for a period of 1 year following the date of termination if such termination occurs following the announcement of a change in control event and 2 years following the date of termination if such termination occurs after a change in control event.
Perquisites.  In prior years, we offered a minimal cash perquisite allowance that we allowed our named executive officers to use at their discretion and for the benefits that were most valued by them. This payment was not grossed up for taxes and not available to our CEO and chief operating officer. Effective January 1, 2012, this benefit was eliminated for all named executive officers. Other perquisites are described in the Supplemental Perquisites and All Other Compensation Table.
Performance Assessment and Individual Compensation Decisions
For 2012, the principal elements of compensation for each of our named executive officers were base salary and annual performance bonus awards (which did not pay out as a result of our failure to achieve a threshold level of Operating EBITDA). Each of these pay elements were reviewed by the compensation committee and were assessed in relation to the other elements paid to each executive. The compensation committee’s decision on the levels of pay to award was determined based on our philosophy to target the median of the peer group. As previously discussed, actual pay received will vary based on business and individual performance and may be realized at above peer group median levels. The compensation committee’s assessment of each named executive officer’s performance relative to Company and personal goals was communicated to the executive.
Each named executive officer received the compensation and other benefits in the 2012 Summary Compensation Table below on page 48.

Additional Information Regarding Executive Compensation
The following are descriptions of other policies that we believe are integral to a stockholder’s understanding of the Company’s overall executive compensation program structure.
Executive Stock Ownership Requirements
The compensation committee adopted stock ownership guidelines for senior management. During 2012, ownership included (i) shares of Common Stock owned outright, whether individually or through beneficial ownership in a trust or partnership, (ii) time-vesting and performance-based RSUs that have vested with delayed settlement under our prior hold requirement, (iii) shares of Common Stock or share equivalents held in a Company-sponsored deferred compensation or retirement plan, and (iv) unvested restricted stock and restricted stock units. Beginning March 1, 2013, ownership does not include all unvested stock units or restricted stock – only 60% of the following will count (i) earned but undistributed PRSUs, and (ii) unvested shares of restricted stock and RSUs that will vest within one year of the measurement date. Stock options do not count towards the executive officer’s ownership requirements. Failure to meet stock ownership requirements by the end of year five, or failure to make a meaningful effort to do so, may result in the executive officer not receiving future base salary increases or equity awards, and may also make the executive officer ineligible for promotion.
The following table sets forth, as of December 31, 2012, the ownership requirement (expressed as a percentage of base salary) for each of our named executive officers employed with us on such date, the actual number of shares owned and resulting ownership percentage, and the deadline for compliance, under our guidelines in effect on such date:

	Ownership Requirement as a Multiple of Base Salary	Total Number of Shares or Equivalents	As % of Base Salary (1)	Deadline for Compliance with Stock Ownership Guidelines
Mr. Rohr	600%	132,434	565%	April 2017
Mr. Sterin	300%	62,336	475%	December 2012
Mr. Madden	400%	102,333	647%	December 2012
Mr. Nivica	300%	64,297	579%	April 2014
Ms. Johnston	300%	50,067	497%	October 2017
________________________________________

(1)	Calculated using $42.68, the average of the 2012 high and low share prices, and average salary over 2012, except for new hires, based on ending salary rate.
As of December 31, 2012 and February 25, 2013, each of the named executive officers had already achieved the required level of stock ownership at that time, other than Mr. Rohr who became our CEO in 2012.
Hold Requirement for Equity Awards
In 2010, our compensation committee added a hold feature to the long-term equity awards provided to our executive officers. The hold feature applied to awards granted in 2010 and 2011 and a portion of 2012. When each stock option in those awards is exercised, the executive officer must hold for an additional one year the net shares received after covering the exercise price, taxes and any transaction costs. For any PRSUs in those awards that become vested, after adjustment for the achievement of the performance goals, a portion (25% for the CEO and 55% for the other named executive officers) shall be immediately deliverable to the named executive officer and the remaining portion (i.e., 75% for the CEO and 45% for the other named executive officers) shall be subject to a hold requirement extending until the seventh anniversary of the grant date. For any RSUs in those awards that become vested on a vesting date, a portion (55%) shall be immediately deliverable to the named executive officer and the remaining portion (i.e., 45%) shall be subject to a hold requirement extending until the seventh anniversary of the grant date. The shares held after the exercise of options and the PRSUs and RSUs subject to a hold requirement shall be deliverable to the named executive officer earlier upon the executive officer’s death or disability or a change in control if adversely affected. If during the hold period the executive officer’s employment is terminated by the Company for cause (as defined in the award agreement) or the executive officer breaches the applicable clawback agreement with the Company, the shares, PRSUs and RSUs subject to the hold requirement shall be forfeited and canceled without consideration. As discussed above under “Plan Design Changes,” the hold requirement was eliminated from our equity awards during 2012.
Executive Compensation Recoupment Policy
In order to further align management’s interests with the interests of stockholders and support good governance practices, our compensation committee adopted a recoupment (also known as a “clawback”) policy applicable to long-term incentive cash awards and equity awarded to an employee along with our annual performance bonus plan. The policy prohibits the awardee from (i) disclosing confidential or proprietary information, (ii) competing with us, and (iii) soliciting or hiring employees, former employees or consultants of ours for a period of one year following the termination of the awardee’s employment with us for any reason. In the event that the awardee violates the provisions of the recoupment policy, the awardee will cease vesting and forfeit any rights to the covered awards and will be required to deliver to us any amount received from the long-term incentive cash award or gain realized on any stock option exercises or any other transaction relating to an equity grant by us.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and chief financial officer will be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of securities of the Company during those 12 months.

Prohibition on Hedging and Pledging
Our insider trading policy prohibits directors and employees from (i) entering into transactions that have the effect of hedging risk associated with owning shares of our Common Stock, including engaging in short sales, engaging in transactions in put or call options or other derivative securities, or engaging in any other forms of hedging transactions relative to our Common Stock, such as collars or forward sale contracts, (ii) purchasing our shares on margin, and (iii) without prior consent, pledging our shares.
Tally Sheets
From time-to-time, the compensation committee reviews a summary report, or “tally sheet,” prepared by FW Cook or management for each named executive officer. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s base salary, annual performance bonus award, equity-based compensation, perquisites, pension benefit accruals, and other compensation. The tally sheet also shows holdings of Common Stock and equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards. In addition, the tally sheet shows amounts payable to the named executive officer upon termination of the executive’s employment under various circumstances, including retirement or a change in control. The compensation committee uses tally sheets to estimate the total annual compensation of the named executive officers, and to provide perspective on the value accumulated by the named executive officers from our compensation program and the potential payouts to them under a range of termination scenarios.
Employment Agreements
The compensation committee has determined that it is not in our best interest to enter into employment agreements with the CEO or any other executive officer of the Company. However, we have entered into offer letters with certain of the executive officers from time to time. These offer letters generally contain provisions outlining the executive’s base salary, bonus, sign-on equity grants and, in some cases, severance provisions. These offer letters do not create an expectation of employment and all of our executive officers remain employed “at will.”
Tax and Accounting Considerations
Tax Deductibility of Compensation Expense.  Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1,000,000 on the amount of compensation to our CEO and the three other most highly compensated officers employed at the end of the year (other than our chief financial officer) that may be deducted by the Company as a business expense in any tax year unless, among other things, the compensation qualifies as “performance-based compensation” under Section 162(m). Stock options, PRSUs and annual performance bonus awards granted under the 2009 GIP are generally designed to qualify as “performance-based compensation” under Section 162(m). In contrast, salary, RSUs or time-vesting shares of restricted stock do not qualify as “performance-based compensation” under Section 162(m) and are therefore subject to the $1,000,000 deduction limit under Section 162(m). As a result, such amounts payable to Section 162(m) covered executives may not be fully deductible when paid.
The compensation committee believes that in establishing incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the compensation committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.
Tax Implications for Officers.  Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. We do not believe this has had an impact on our compensation program for the executive officers because our deferred compensation plans have been designed to comply with Section 409A. Section 280G of the Code imposes an excise tax on payments to executives of severance or change in control compensation paid in connection with a change of control that exceed the levels specified in Section 280G. The named executive officers could receive the amounts shown in the table included under “Potential Payments Upon Termination or Change in Control” below as severance or change in control payments, but the compensation committee does not consider their potential impact in setting total annual compensation.

Accounting Considerations.  The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and non-equity performance-based compensation incentives such as our annual performance bonus plan as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with FASB ASC Topic 718. The compensation committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Risk Assessment of Compensation Practices
It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that are determined to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. With respect to the compensation of our executives, the compensation committee, with the input of the independent compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk behavior. As part of these considerations and consistent with its compensation philosophy, our compensation program, particularly our annual and long-term incentive plans, are designed to provide incentives for the executives to achieve our objectives without encouraging excessive risk taking because:

•
our incentive programs utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve our results while also providing a significant incentive to maintain those results for the long-term;

•
a significant portion of our most senior executives’ incentive compensation consists of equity-based compensation, which when coupled with our stock ownership guidelines, encourages long-term equity ownership by the executives, aligning their interests with our stockholders;

•
the financial metrics utilized under each of the programs are designed to reflect measures of stockholder value over multiple years or annual operational performance that the compensation committee believes will tend to create long-term stockholder value;

•	various non-financial metrics (such as achievement of environmental, health and safety goals) are used as part of the process of determining compensation;

•
in determining the exact mix of compensation from year to year, the compensation committee intends to provide awards that provide an appropriate level of “market risk” that does not encourage excessive risk taking; and

•	compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned.
With respect to compensation of employees other than executives, under the direction of the compensation committee, management has reviewed our compensation policies and practices to determine whether those policies and practices encourage excessive risk-taking. Our compensation program for employees other than executives are designed to incentivize employees to demonstrate the courage to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.

Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during 2012 employed as an employee or officer of the Company or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2012.

Compensation Tables
2012 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 awarded to, earned by, or paid to each of the named executive officers:

		Salary	Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen-sation
Name and Principal												Total
Position	Year	($)(1)	($)		($)(2)		($)(3)		($)(4)	($)(5)	($)(6)	($)
Mark C. Rohr (7)	2012	750,000	—		4,687,452	(8)	562,499		—	12,000	117,446	6,129,397
Chairman and Chief Executive Officer
Steven M. Sterin	2012	559,615	—		—		—		—	12,000	14,808	586,423
Senior Vice President and Chief Financial Officer	2011	517,692	—		740,026		237,273		507,388	23,188	30,269	2,055,836
	2010	480,154	—		1,069,497		192,874		522,791	12,040	28,392	2,305,748
Douglas M. Madden	2012	675,000	—		—		—		—	3,769,000	37,153	4,481,153
Chief Operating Officer	2011	650,000	—		2,688,210		284,728		716,695	1,843,970	38,536	6,222,139
	2010	632,692	—		1,647,897		330,651		1,021,475	877,260	43,054	4,533,029
Gjon N. Nivica, Jr.	2012	473,846	—		—		—		—	12,000	15,995	501,841
Senior Vice President, General Counsel and Corporate Secretary	2011	457,212	—		784,438		166,091		392,098	13,395	33,307	1,846,541
	2010	439,096	—		466,408		110,193		334,662	9,976	47,261	1,407,596
Lori A. Johnston	2012	99,231	301,000	(9)	1,849,976	(10)	849,996		—	4,000	52,488	3,156,691
Senior Vice President, Human Resources
David N. Weidman (11)	2012	228,462	—		2,975,193	(12)	948,102	(13)	—	571,000	45,030	4,767,787
Former Chairman and Chief Executive Officer	2011	900,000	—		3,307,799		1,067,763		1,441,872	535,817	52,752	7,306,003
	2010	900,000	—		3,437,994		991,808		2,325,607	835,383	74,857	8,565,649
Jacquelyn H. Wolf (14)	2012	351,154	—		—		—		—	12,000	726,856	1,090,010
Former Senior Vice President, Human Resources	2011	406,346	—		351,460		112,708		268,058	12,074	43,912	1,194,558
	2010	400,000	200,000		1,292,124		593,821		304,864	9,831	240,545	3,041,185
_______________________________________

(1)	Mr. Rohr joined the Company as CEO in April 2012. Ms. Johnston joined the Company as Senior Vice President, Human Resources in October 2012.

(2)
Represents the grant date fair value of long-term equity awards granted in the year indicated under our 2009 GIP computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). For a detailed discussion of the method and assumptions used to calculate such value for 2012, see Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Further information regarding the restricted stock, performance-based restricted stock units (“PRSUs”) and time-vesting restricted stock units (“RSUs”) granted to the named executive officers during 2012 is set forth in footnotes 8 and 10 to this 2012 Summary Compensation Table and in the 2012 Grants of Plan-Based Awards Table on a grant-by-grant basis.

(3)
Represents the grant date fair value of stock options granted in the year indicated under our 2009 GIP computed in accordance with FASB ASC Topic 718. The fair value of stock options granted was calculated using a price per share of $18.73 for Mr. Rohr and $14.89 for Ms. Johnston using the Black-Scholes pricing method, on April 5, 2012 and October 17, 2012, respectively, the date of grant for the awards. For a detailed discussion of the method and assumptions used to calculate such value, see Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Further information regarding the stock options granted to the named executive officers during 2012 is set forth in the 2012 Grants of Plan-Based Awards Table on a grant-by-grant basis.

(4)
Includes annual performance bonus award cash payouts with respect to 2012 performance. Because the Company did not achieve threshold performance for Operating EBITDA, there was a zero payout in 2012. Further information about the Annual Performance Bonus Plan is set forth in “Compensation Discussion and Analysis – Annual Performance Bonus Awards” and in the 2012 Grants of Plan-Based Awards Table.

(5)
Consists entirely of the aggregate respective change in the actuarial present value of each individual’s pension benefits based on a discount rate of 3.8%. The discount rate in 2011 was 4.6% and the rate in 2010 was 5.3%. Mr. Weidman began receiving benefits from the Celanese Americas Retirement Pension Plan on May 1, 2012 with a monthly joint and survivor benefit. He is expected to retire from the Celanese Americas Management Supplemental Plan at age 60 with a life only benefit. Mr. Madden has announced his retirement beginning April 1, 2013. The values shown for Mr. Madden assume immediate retirement from the Celanese Americas Retirement Pension Plan and the Celanese Americas Supplemental Retirement Pension Plan. All other participants are assumed to retire at age 65 with a life only benefit.

(6)	See “Supplemental Perquisites and All Other Compensation Table” below for additional information.

(7)
Mr. Rohr was elected Chairman and CEO on April 2, 2012. Compensation included in this table for Mr. Rohr relates to compensation received in his capacity as Chairman and CEO. Mr. Rohr has been a director since 2007. For compensation earned in his capacity solely as a director for a portion of 2012, see “2012 Director Compensation Table” on page 14.

(8)
The fair value of PRSUs granted under the 2011 LTIP was calculated to be $39.96 per share, as determined using a Monte Carlo simulation model, on April 5, 2012, the date of grant, discounted for lack of dividend participation and hold restrictions, and adjusted for a performance premium. With respect to PRSUs granted under the 2011 LTIP, payout of such PRSUs can range from a minimum of 0% to a maximum of 225% of target. The target and maximum potential values of the award of PRSUs for Mr. Rohr using the fair value discussed above, assuming performance at the target and highest levels of performance conditions, is set forth below. The target value is considered to be the value at the grant date based upon the probable outcome of the performance conditions.

Target Number of PRSUs	Value at Target Performance	Maximum Number of PRSUs	Value at Highest Performance
42,229	$1,687,481	95,016	$3,796,839
The fair value of time-vesting restricted stock was calculated to be $45.38 per share, the average of the high and low market price of our Common Stock as reported by the NYSE on April 5, 2012, the date of grant.

(9)	Ms. Johnston’s offer letter provided for a sign-on annual performance bonus award for 2012 based on target Company performance to replace a lost incentive award when she joined the Company.

(10)
The fair value of RSUs granted was calculated to be $36.95 per share, the average of the high and low market price of our Common Stock as reported by the NYSE on October 17, 2012, the date of grant, discounted for lack of dividend participation.

(11)	Mr. Weidman retired from the Company during 2012.

(12)
Represents the value, computed in accordance with FASB ASC Topic 718, of an amendment to certain PRSU and RSU award agreements, which provides that if the participant retires after age 55 with at least 10 years of service a pro rata portion of the unvested awards would vest as of the retirement date, which occurred on April 2, 2012, subject to performance and holding period requirements, if applicable.

(13)
Represents the value, computed in accordance with FASB ASC Topic 718, of an amendment to certain stock option agreements, which provides that if the participant retires after age 55 with at least 10 years of service a pro rated portion of the unvested awards would vest as of the retirement date, which occurred on April 2, 2012, and may be exercised until the original expiration date, subject to holding period requirements, if applicable.

(14)	Ms. Wolf resigned from the Company during 2012.

Supplemental Perquisites and All Other Compensation Table
The following supplemental table summarizes perquisites and other compensation paid to each of the named executive officers for the fiscal year ended December 31, 2012, which are included in the “All Other Compensation” column of the 2012 Summary Compensation Table:

Name	Supplemental Savings Plan Contribution ($)(1)	Matching 401k Contribution ($)(2)	Excess Personal Liability Insurance Premiums ($)(3)	Personal Benefits Related to Company Events ($)(4)	Executive Health Services ($)(5)	Relocation Tax Gross-Ups ($)(6)	Other ($)(7)(8)
Mark C. Rohr	—	7,692	1,731	—	—	28,572	79,451
Steven M. Sterin	—	12,500	2,308	—	—	—	—
Douglas M. Madden	20,250	12,500	2,308	2,095	—	—	—
Gjon N. Nivica, Jr.	—	12,500	603	—	1,800	—	1,092
Lori A. Johnston	—	3,308	101	—	—	19,062	30,018
David N. Weidman	32,750	11,423	577	280	—	—	—
Jacquelyn H. Wolf	—	12,500	503	1,553	1,800	—	710,500
_______________________________________

(1)
The Celanese Americas Supplemental Retirement Savings Plan, or CASRSP, is an unfunded, nonqualified defined contribution plan that is available only to persons employed by Celanese prior to January 1, 2001. If a person meets this eligibility requirement, he or she is entitled to an allocation under this plan equal to 5% of his or her salary in excess of the compensation limits under the Celanese Americas Retirement Savings Plan, or CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of the Stable Value Fund (a fund invested in debt instruments), which is a fund maintained for investments under the CARSP. The annualized rate of return for 2012 was 1.5%. Distributions under this plan are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment. Further information about the CASRSP is set forth in the 2012 Pension Benefits Table.

(2)
We make a matching contribution based on the employee’s pre-tax and after-tax contributions to the CARSP. We match 100% up to the first 5% that is contributed. Contributions that are in excess of 5% will not be matched. This benefit is provided to all U.S.-based eligible employees.

(3)	The Group Excess Personal Liability insurance policy provides excess limit of liability coverage to senior executives.

(4)
During 2012, each of our executive officers, including our named executive officers, were encouraged to bring his or her spouse or a guest to certain board meetings and other Company events. This column includes expenses paid for or reimbursed by the Company in connection with spousal or guest attendance, as well as certain non-business related expenses incurred by the named executive officer at these events. Such expenses could include meals, airfare, lodging and other entertainment, and other similar items.

(5)	Represents the cost of an annual comprehensive physical exam and expert consultation.

(6)
Paid to reimburse Mr. Rohr and Ms. Johnston for taxes paid in connection with relocation expenses paid for by us in accordance with our relocation policy available to all employees. No other tax gross-ups were paid to any other named executive officer during 2012.

(7)
Prior to 2012, we offered a cash perquisite allowance to our executive officers, other than our chief executive officer and chief operating officer, which we allowed them to use at their discretion. This payment was eliminated beginning in 2012.

(8)
Represents for (a) Mr. Rohr and Ms. Johnston, relocation benefits of $79,451 and $30,018, respectively, in accordance with our relocation policy, (b) Mr. Nivica, personal use of a Company-supplied motor vehicle for a portion of the year, and (c) Ms. Wolf, outplacement services of $5,000 and separation pay of $705,500.

2012 Grants of Plan-Based Awards Table
The following table summarizes incentive awards and other plan-based awards granted to each of the named executive officers during the fiscal year ended December 31, 2012:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards			Grant Date Fair Value of Stock and Option Awards
								Number of Shares of Stock or Units	Number of Securities Under-lying Options	Exercise Price of Option Awards
Name	Grant Date	Threshold	Target	Maxi-mum	Threshold	Target	Maxi-mum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Mark C. Rohr
APBP(1)(2)	N/A	187,500	750,000	1,500,000
PRSUs	4/5/12				10,558	42,229	95,016				1,687,471
Restricted Stock	4/5/12							66,108			2,999,981
Stock Options	4/5/12								30,032	45.38	562,499
Steven M. Sterin
APBP(1)	N/A	111,923	447,692	895,385
Douglas M. Madden
APBP(1)	N/A	151,875	607,500	1,215,000
Gjon N. Nivica, Jr.
APBP(1)	N/A	82,923	331,692	663,385
Lori A. Johnston
APBP(1)(3)	N/A		301,000
RSUs	10/17/12							50,067			1,849,976
Stock Options	10/17/12								57,085	37.55	849,996
David N. Weidman
APBP(1)	N/A
Jacquelyn H. Wolf
APBP(1)	N/A	61,452	245,808	491,615
________________________________________

(1)
Annual Performance Bonus Plan. For additional information, see “Compensation Discussion and Analysis – Annual Performance Bonus Awards.” Regardless of the level of achievement, awards are also subject to an individual modifier ranging from 0-200%. For purposes of this table, (i) the “threshold” bonus amount is calculated based upon all performance measures being achieved at the plan threshold levels (25% of target bonus); (ii) the “target” bonus amount is calculated based upon all performance measures being achieved at the plan target levels (100% of target bonus); (iii) the “maximum” bonus amount is calculated based upon all performance measures being achieved at the plan stretch levels (200% of target bonus); and (iv) the individual performance modifier for each executive officer being equal to 100% in all the scenarios. No payouts were made with respect to the 2012 Annual Performance Bonus Plan based on Company performance.

(2)	Mr. Rohr’s Annual Performance Bonus Plan potential was prorated for time in service.

(3)	Ms. Johnston received a sign-on bonus award calculated based on target performance.
Mr. Rohr’s (1) PRSUs were awarded under the 2011 LTIP program and vest on November 1, 2014 based upon the achievement of target levels of Operating EBITDA during fiscal year 2012 and 2013 and TSR compared to our peer companies as described above during the period from October 1, 2011 through October 31, 2014, (2) shares of restricted stock vested 33.3% on October 1, 2012; and will vest 33.3% on April 5, 2013, and 33.4% on April 5, 2015, and (3) stock options vest 25% on April 5 in each of 2013, 2014, 2015 and 2016, and the exercise price per share of $45.38 is equal to the average of the high and low stock price on the grant date in accordance with the 2009 GIP. On the grant date, the closing stock price was $45.17. Ms. Johnston’s (1) RSUs vest 33.3% on each of October 17, 2013 and 2014 and 33.4% on October 17, 2015, and (2) stock options vest 33.3% on each of October 17, 2013 and 2014 and 33.4% on October 17, 2015, and the exercise price per share of $37.55 is equal to the average of the high and low stock price on the grant date in accordance with the 2009 GIP. On the grant date, the closing stock price was $37.98.

Outstanding Equity Awards at Fiscal 2012 Year-End Table
The following table summarizes outstanding equity awards held by each of the named executive officers as of December 31, 2012, including the vesting dates for the portions of these awards that have not yet vested:

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Name
Mark C. Rohr	4/25/07	25,000			32.68	4/25/17
	4/5/12		30,032	(2)	45.38	4/5/19	44,095	(6)	1,963,550
	4/5/12									42,229	(13)(15)	1,880,457
Steven M. Sterin	7/25/07	50,000			40.13	7/25/17
	2/10/10						13,436	(7)	598,305
	10/1/10	6,660	6,660	(3)	32.35	10/1/17	2,504	(8)	111,503
	12/1/10									12,520	(13)(14)	557,516
	10/3/11	5,212	15,638	(4)	32.51	10/1/18	6,337	(9)	282,187
	11/1/11									12,147	(13)(15)	540,906
Douglas M. Madden	2/10/10						16,795	(10)	747,881
	10/1/10	11,416	11,419	(3)	32.35	10/1/17	4,295	(8)	191,256
	12/1/10									21,465	(13)(14)	955,836
	10/3/11	6,255	18,765	(4)	32.51	10/1/18	7,604	(9)	338,606
	11/1/11									14,576	(13)(15)	649,069
	12/20/11						17,020	(11)	757,901
Gjon N. Nivica, Jr.	4/22/09	100,000			17.17	4/22/16
	10/1/10	3,804	3,806	(3)	32.35	10/1/17	1,432	(8)	63,767
	12/1/10									7,155	(13)(14)	318,612
	2/9/11									5,955	(13)(14)	265,176
	10/3/11	3,648	10,947	(4)	32.51	10/1/18	4,436	(9)	197,535
	11/1/11									8,503	(13)(15)	378,639
Lori A. Johnston	10/17/12		57,085	(5)	37.55	10/17/19	50,067	(12)	2,229,484
David N. Weidman	10/1/10		14,984	(3)	32.35	10/1/17
	12/1/10									42,934	(13)(14)	1,911,851
	10/3/11		12,708	(4)	32.51	10/1/18
	11/1/11									12,737	(13)(15)	567,179
Jacquelyn H. Wolf	1/21/10	13,500			32.54	11/2/13
	10/1/10	6,885			32.35	11/2/13	1,119	(8)	49,829
	12/1/10									5,446	(13)(14)	242,510
	10/3/11	5,384			32.51	11/2/13	1,321	(9)	58,824
	11/1/11									1,923	(13)(15)	85,631
________________________________________

(1)
For PRSUs, the market or payout value has been computed on the number of units awarded, at target performance, multiplied by the closing stock price on December 31, 2012. Actual performance and payout value may vary.

(2)	25% of the option award vests each year on April 5 beginning in 2013.

(3)	25% of the option award vests, subject to a hold feature upon exercise, each year on October 1 beginning in 2011.

(4)	25% of the option award vests, subject to a hold feature upon exercise, each year on October 1 beginning in 2012.

(5)	33.3% of the option award vests each year on October 17 beginning in 2013.
For all stock options described in the above footnotes, the named executive officers may exercise all or any part of the vested portion of their options prior to the expiration date of the grant. However, if the executive’s employment is terminated by the Company without cause, by the executive with good reason, or due to death or disability or retirement (except as provided below), the executive may exercise the vested portion of the options for a period ending on the earlier of one year following the date of such termination and the expiration date. If the executive terminates without good reason, the executive may exercise the vested portion of the option for a period ending on the earlier of 90 days following the date of such termination and the expiration date. If the termination is by the Company for cause, then all options, whether or not vested, terminate and cease to be exercisable without consideration. If the executive’s employment is terminated due to retirement when the executive is at least 55 years of age and has at least 10 years of service with the Company (for Mr. Rohr, age 60 and 5 years of service), the executive will continue to vest in the award on the original vesting dates and may exercise the award until the original expiration date.

(6)	The restricted stock award vested 33.3% on October 1, 2012, and will vest 33.3% on April 5, 2013, and the remaining shares on April 5, 2015.

(7)	These RSUs vest on June 30, 2014.

(8)	These RSUs vest on October 1, 2013 and are subject to a hold feature.

(9)
The RSUs vested, subject to a hold feature, each year on October 1st - 30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date, beginning in 2012.

(10)	The RSUs vest on December 31, 2013.

(11)	The RSUs vested 60% on December 20, 2012, and will vest 20% on December 20, 2013 and 20% on December 20, 2014.

(12)	The RSUs vest 33.33% on October 17, 2013, 33.33% on October 17, 2014; and 33.34% on October 17, 2015.

(13)
Each of the 2010 and 2011 PRSUs vest based upon the Company’s achievement of the following performance metrics. Further information about the PRSUs is set forth in “Compensation Discussion and Analysis – Long Term Incentive Compensation.”

Operating EBITDA	Relative TSR
	Below Threshold	Target	Stretch
Below Threshold	0%	0%	0%
Threshold	25%	50%	75%
Target	50%	100%	150%
Stretch	75%	150%	225%
Amounts exclude the portion of 2010 and 2011 RSUs that have vested and are deferred by reason of the hold feature contained in such awards.

(14)	The PRSUs vest, subject to a hold feature, on October 1, 2013 subject to adjustment (0-225% of targeted amount shown) based on Company performance against pre-established metrics.

(15)	The PRSUs vest, subject to a hold feature, on November 1, 2014 subject to adjustment (0-225% of targeted amount shown) based on Company performance against pre-established metrics.

2012 Option Exercises and Stock Vested Table
The following table summarizes the exercise of stock options and the vesting of stock awards by each of the named executive officers during the fiscal year ended December 31, 2012:

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($)
Name
Mark C. Rohr	—		—	23,677	(3)	911,785
Steven M. Sterin	75,000		2,334,398	19,182	(4)	730,355
Douglas M. Madden	156,775		5,025,675	63,837	(4)	2,606,609
Gjon N. Nivica, Jr.	—		—	32,904	(4)	1,401,489
Lori A. Johnston	—		—	—		—
David N. Weidman	3,190,770	(2)	94,342,837	89,809		3,419,478
Jacquelyn H. Wolf	15,000		275,610	18,193	(4)	698,788
________________________________________

(1)	Gross shares (includes shares withheld to cover taxes) acquired.

(2)	Includes 4,109 shares subject to a one-year hold requirement.

(3)	Includes 1,664 shares that vested from an RSU award made to Mr. Rohr in 2011 when he was an independent director.

(4)
Includes shares that vested but are deferred as RSUs until expiration of the seven-year hold period from date of grant, when they will be paid out subject to federal income taxes, as follows: Mr. Sterin – 2,068 shares; Mr. Madden – 2,916 shares; Mr. Nivica – 1,339 shares; and Ms. Wolf – 1,125 shares.

2012 Pension Benefits Table
The following table summarizes the present value of the accumulated retirement benefits by each of the named executive officers as of the end of the fiscal year ended December 31, 2012:

		Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Name	Plan Name
Mark C. Rohr	Celanese Americas Retirement Pension Plan	0.6667		12,000	—
Steven M. Sterin	Celanese Americas Retirement Pension Plan	9.6667		103,000	—
Douglas M. Madden	Celanese Americas Retirement Pension Plan	28.8333		1,610,000	—
	Celanese Americas Supplemental Retirement Pension Plan	28.3333		7,841,000	—
Gjon N. Nivica, Jr.	Celanese Americas Retirement Pension Plan	3.7500		44,000	—
Lori A. Johnston	Celanese Americas Retirement Pension Plan	0.1667		4,000	—
David N. Weidman	Celanese Americas Retirement Pension Plan	11.5833		621,000	22,385
	Celanese Americas Management Supplemental Pension Plan	11.0000	(1)	4,304,000	—
Jacquelyn H. Wolf	Celanese Americas Retirement Pension Plan	—		—	—
________________________________________

(1)	This plan computes years of credited service on a whole-year basis only.
The present value amounts shown in the table above are the amount needed today that, with interest, would provide the named executive officer’s future retirement benefit. Assumptions used to determine the present value of benefits under the CAMSPP (defined below) and for benefits earned for employees hired prior to January 1, 2001 in the CARPP (defined below) are based on a 3.8% discount rate and mortality from the RP-2000 Mortality Table. Benefits earned for employees hired on or after January 1, 2001 in the CARPP are based on an assumed future interest crediting rate of 2.77% to age 65 and an interest only discount rate of 3.8%. Retirement in the CAMSPP is assumed to occur at age 60 and at age 65 in the CARPP. Each of our retirement benefit plans identified in the table above is more fully described below.
Celanese Americas Retirement Pension Plan.  The Celanese Americas Retirement Pension Plan, or CARPP, is a tax-qualified defined benefit pension plan sponsored by Celanese Americas LLC, one of our wholly-owned subsidiaries. This plan covers substantially all of our U.S. employees. The plan is subject to the provisions of ERISA. All of our named executive officers participated in this plan in 2012.
Non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan, are entitled to annual pension benefits beginning at normal retirement age (65) equal to the greater of (a) 1.33% of the employee’s final average earnings (salary and bonus) multiplied by the employee’s years of credited service, or (b) 1.67% of the employee’s final average earnings (salary and bonus) multiplied by the employee’s years of credited service minus 50% of the employee’s social security benefit multiplied by a fraction, the numerator of which is the employee’s years of credited service (to a maximum of 35 years) and the denominator of which is 35. The plan permits early retirement at ages 55-64. Employees may elect to receive their pension benefits in the form of a joint and survivor annuity, a life annuity, or a certain and life annuity. Employees vest in their benefit after completing five years of service with the Company, as defined in the plan. Employees who terminate before becoming vested forfeit their benefits. If a married employee dies after being fully vested in the plan, a death benefit will be payable to the surviving spouse. This plan formula applies to Messrs. Weidman and Madden.
Effective January 1, 2001, the plan began providing benefits for new employees, as defined by the plan, hired after December 31, 2000, based upon a different benefit formula (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to Internal Revenue Code limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Effective January 1, 2008, employees vest in their accrued benefit after completing three years of service with us, as defined in the plan. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay, plan years worked and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants. Messrs. Rohr, Sterin and Nivica and Ms. Johnston are covered under the Cash Balance Plan benefit formula.
Under the CARPP, if an employee’s employment with us is terminated as a result of a corporate reorganization, layoff or corporate restructuring including divestiture, that employee will receive an additional year of vesting service.
Celanese Americas Supplemental Retirement Pension Plan.  The Celanese Americas Supplemental Retirement Pension Plan, or CASRPP, is an unfunded, nonqualified “excess benefit plan” sponsored by Celanese Americas LLC, one of our wholly-owned subsidiaries. The purpose of the plan, which is also subject to the provisions of ERISA, is to supplement the benefits payable to certain employees who are also participants in the Company’s qualified defined benefit plan (the CARPP). The CASRPP applies to non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan. The annual pension benefit formula and other plan rules are also the same as in the CARPP, as described above, except that the benefit amount under the CASRPP is not limited with respect to annual pensionable earnings. Mr. Madden is the only named executive officer that participated in this plan in 2012.
Celanese Americas Management Supplemental Pension Plan.  The Celanese Americas Management Supplemental Pension Plan, or CAMSPP, is an unfunded, nonqualified defined benefit plan. Mr. Weidman is the only named executive officer that participated in this plan in 2012.
The promised pension benefit becomes fully vested once the participant attains five years of Company service and is paid at age 60 or when the participant leaves the Company, whichever is later. The amount of the pension is calculated as the product of 1.8% times the number of qualifying years of service, and the pensionable income. In this calculation the number of qualifying years of service is limited to 30. Consequently, the maximum figure is 54% of the pensionable income. Qualifying years of service are all complete years of service spent in Celanese Corporation and its subsidiaries. The pension benefit is adjusted annually, based on the U.S. cost-of-living index.
The pensionable income is calculated as the sum of the average basic annual salary of the last three calendar years prior to retirement and the average annual bonus of the last three calendar years prior to retirement insofar as these are earned during qualifying years of service. The following are generally offset against this pension: (i) payments under all other qualified and nonqualified plans paid by us and our affiliates (excluding payments attributable to employee contributions) and (ii) social security pension benefits acquired during qualifying years of service at a rate of 50%.
In the event of an early disability, the pension benefit is paid for the duration of the disability. In determining the amount of the disability pension, qualifying years of service until age 60 are added to the qualifying years of service earned to date. The pension is not reduced on account of the early commencement of benefits. From the age of 60 onwards, the payment is continued at the same level as an old-age pension in case the disability persists. All other Celanese-financed benefits, if any, are offset against the disability pension.
In the event of death, the pension is to be paid to the spouse and unmarried dependents. The spouse’s benefit is 60% of the pension otherwise payable to the participant and continues until remarriage. An additional benefit of up to 20% of the pension otherwise payable is also payable with respect to children of the participant, which additional pension terminates when the children attain age 21 (or up until age 27 if they are still in school). These pension benefits are not reduced on account of early commencement of the pension. All other Celanese-financed benefits, if any, are offset against the survivors’ pension.

2012 Nonqualified Deferred Compensation Table
The following table contains certain information concerning benefits under nonqualified deferred compensation plans:

		Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	Plan Name	($)	($)(1)	($)(2)	($)	($)(3)
Mark C. Rohr	N/A	—	—	—	—	—
Steven M. Sterin	2009 Global Incentive Plan	—	78,005	14,463	—	129,395
Douglas M. Madden	Celanese Americas Supplemental Retirement Savings Plan	—	20,250	1,561	—	107,426
	2009 Global Incentive Plan	—	109,992	20,462	—	193,757
Gjon N. Nivica, Jr.	2008 Deferred Compensation Plan	106,199	—	12,512	—	164,660
	2009 Global Incentive Plan	—	50,507	9,348	—	81,000
Lori A. Johnston	N/A	—	—	—	—	—
David N. Weidman	Celanese Americas Supplemental Retirement Savings Plan	—	32,750	4,375	360,740	—
Jacquelyn H. Wolf	2009 Global Incentive Plan	—	42,435	7,890	—	74,086
________________________________________

(1)
Amounts in this column for the Celanese Americas Supplemental Retirement Savings Plan represent Company contributions credited under the plan for 2012, which amounts are also included as All Other Compensation in the Summary Compensation Table for 2012. Amounts in this column for the 2009 Global Incentive Plan represent the portion of PRSUs or RSUs that became vested during 2012 but remain subject to a hold requirement. The amount reported is based on our stock price on the applicable vesting date. These awards were included as a component of compensation in the Stock Awards column of the Summary Compensation Table in the year in which the award was granted, based on the grant date fair value. None of the amounts in this column for the 2009 Global Incentive Plan were reported as compensation in the Summary Compensation Table for 2012.

(2)
Amounts in this column for the Celanese Americas Supplemental Retirement Savings Plan and the 2008 Deferred Compensation Plan represent earnings during 2012 under such plans. Amounts in this column for the 2009 Global Incentive Plan represent changes in our stock price during the year for all outstanding time-vesting and/or performance-based RSUs that were previously vested but remain subject to a hold requirement, plus related cash dividends credited during 2012 on such awards. None of the amounts in this column were reported as compensation in the 2012 Summary Compensation Table.

(3)
Amounts in this column include the value, at December 31, 2012, of all vested RSUs owned by the named executive officer subject to a hold requirement, plus accrued but unpaid cash dividends. The original grant date fair value of these PRSUs or RSUs were reported as a component of compensation in the Stock Awards column of the Summary Compensation Table in the year in which the award was granted. The portion of amounts in this column that have been reported in prior year Summary Compensation Tables is as follows: (i) for the 2009 Global Incentive Plan, Mr. Sterin – $56,924, Mr. Madden – $80,207, Mr. Nivica – $23,615 and Ms. Wolf – $14,900; (ii) for the Celanese Americas Supplemental Retirement Savings Plan, Mr. Madden – $47,267; and (iii) for the 2008 Deferred Compensation Plan, Mr. Nivica – $151,920.

The Celanese Americas Supplemental Retirement Savings Plan, or the CASRSP, is an unfunded, nonqualified defined contribution plan that is available only to persons who have a full year base salary in excess of the Code Section 401(a)(17) limit and who were employed by Celanese prior to January 1, 2001. If a person is eligible to participate in the CASRSP, he or she is entitled to an allocation under this plan equal to 5% of his or her salary in excess of the compensation limits under the CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of the Stable Value Fund (a fund primarily invested in debt instruments), which is a fund maintained for investments under the CARSP. The annualized rate of return for 2012 was 1.5%. Distributions under the CASRSP are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment. Messrs. Weidman and Madden are the only named executive officers that participated in this plan in 2012.

The 2008 Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that allows certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferments plus or minus certain amounts based upon the market performance of specified measurement funds selected by the participant. Mr. Nivica was the only named executive officer that participated in this plan in 2012.

Awards of certain PRSUs and RSUs made in 2010 and 2011 under the 2009 Global Incentive Plan include a hold requirement. Under the hold requirement, a specified percentage of the award is held after the applicable vesting date as vested RSUs, to be settled by delivery of shares at the seventh anniversary of the grant date (or earlier in the event of death, disability or change in control). During the hold period, the vested RSUs are credited with cash dividends to be paid (without interest) at the end of the hold period. If during the hold period the executive officer’s employment is terminated by the Company for cause (as defined in the award agreement) or the executive officer breaches the applicable clawback agreement with the Company, the RSUs subject to the hold requirement are forfeited and canceled without consideration.

Potential Payments Upon Termination or Change In Control
The particular events that trigger payments to our named executive officers are generally defined in our severance policy and the individual executives’ change in control agreements, deferred compensation agreements, stock option agreements, PRSU or RSU agreements or restricted stock agreements. The compensation committee believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the compensation committee decided to offer a more limited change in control agreement to each executive officer. However, the deferred compensation agreements, PRSU/RSU/restricted stock award agreements, and stock option agreements are still effective and provide for some potential payments upon termination and change in control as described in the tables below.
Severance Plan
Our Executive Severance Benefits Plan (“Severance Plan”) applies to employees that are at certain salary levels, including all of our executive officers, and provides, upon the involuntary termination without cause of an executive, for the payment of (i) one year’s base salary (one and one-half for the CEO beginning in 2013); (ii) one year’s annual performance bonus award (one and one-half for the CEO beginning in 2013) (based upon target Company performance and a 1.0 individual modifier); and (iii) a pro rata portion of the annual performance bonus award for the year in which the termination occurs (based upon actual Company performance and a 1.0 individual modifier). The Severance Plan also provides for the payment of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive grants of stock options and restricted stock units upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.
Change in Control Agreements
We have change in control agreements with each of our named executive officers. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without “cause” or by the officer with “good reason” within two years following a “change in control” or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied, and in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each named executive officer to receive:
•a lump sum payment equal to two times the sum of:
(i)  the officer’s then current annualized base salary, and

(ii)  the higher of (a) the officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (b) the average of the cash bonuses paid by the Company to the officer for the three fiscal years preceding the date of termination; and

•	group health and dental coverage for the officer and his or her dependents for a period of two years (18 months in the case of Mr. Rohr, Mr. Nivica and Ms. Johnston) following the date of termination.
In addition, the change in control agreements for Mr. Sterin and Mr. Madden provide that under certain circumstances such named executive officers may receive a tax reimbursement payment not to exceed $2 million for taxes paid by the named executive officer on payments received or deemed received pursuant to his change in control agreement. The tax reimbursement payment is not payable to the extent that the covered payments are less than 110% of the “safe harbor limit.” In such cases, the payments would be reduced so that none of the payments would be subject to an excise tax. The Company’s current form of change in control agreement, which was executed by Mr. Rohr, Mr. Nivica and Ms. Johnston, does not contain a tax reimbursement provision and requires a cutback of benefits to avoid excise taxes if the after-tax benefit to the executive is greater than without the cutback. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement.
For purposes of the change in control agreements:
“cause” generally means (i) a willful failure to perform one’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company of such failure; (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude; (iii) willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates (as defined); (iv) any act of fraud; (v) any material violation of the Company’s code of conduct; (vi) any material violation of the Company’s policies concerning harassment or discrimination; (vii) conduct that causes material harm to the business reputation of the Company or its Affiliates; or (viii) breach of the confidentiality, non-competition, or non-solicitation provisions of the change in control agreement.
“good reason” generally means (i) a material diminution in base salary or annual bonus opportunity; (ii) a material diminution in authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location; (iv) the failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.
“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of thirty percent (30%) or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) the stockholders of the Company approving a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets, unless immediately following such transaction, (i) all or substantially all of the beneficial owners of the Company’s voting securities prior to such transaction are the beneficial owners of more than 50% of the combined voting power of the securities of the surviving entity in the transaction, (ii) no person is the beneficial owner of 30% or more of the combined voting power of the surviving entity in the transaction and (iii) at least a majority of the members of the board of directors of the surviving entity are incumbent directors; or (d) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the change in control agreements. Please also note that, if in any circumstance in which the foregoing definition would be operative and with respect to which the income tax under Section 409A of the Code would apply, or be imposed, but where such tax would not apply or be imposed if the meaning of the term “change in control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “change in control” herein shall mean, but only for the transaction so affected, a “change in control event” within the meaning of Treas. Reg. § 1.409A – 3(i)(5).

Equity Awards
The award agreements under which the stock option, PRSU, RSU and restricted stock equity awards were issued describe the circumstances under which the awards will vest, if earlier than the stated date. Upon the death, disability or qualified retirement of a participant, a pro rata portion of the award will generally vest. Upon a termination of an executive without cause a similar pro rata portion of the award will generally vest. Under our retirement policy adopted in 2012, a participant is eligible for pro rated vesting if the participant is at the time of retirement at least 55 years of age and has at least 10 years of service with the Company (for Mr. Rohr, 65 years of age and at least 5 years of service). Unvested awards are forfeited upon a termination with cause or voluntary resignation. In the case of a change in control, all awards granted since 2008 are “double trigger” – if a change in control occurs, the award is continued or replaced with an award of comparable value, and the executive is subsequently terminated, then the portion of the award that was unvested at the time of termination will be accelerated. If in connection with the change in control the executive’s rights in the award are adversely affected (i.e., such as by the award not being continued) and the award is not replaced with an award of comparable value, then the unvested portion of the award would be accelerated upon the change in control without requiring termination of employment. PRSUs would vest at target level if otherwise payable upon a change in control. In certain other termination scenarios (i.e., termination without cause, death or disability), PRSUs would vest in a pro rata manner based on actual or target Company performance.
As previously mentioned, annual equity awards granted in 2010 and 2011 generally have holding period requirements for a portion of the shares received upon vesting of PRSUs or RSUs or upon the exercise of stock options. In the event of a change in control, all shares subject to the holding requirement would be delivered to the executive. In the event of certain other termination scenarios, the holding requirement would survive, and the shares would be delivered on the date they would have otherwise been delivered had the executive remained an employee. However, if an executive is terminated for cause, all shares subject to the holding requirement would be forfeited.
Under the equity award agreements, “change in control” of the Company shall mean, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of members of the board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets form the Company that have a total gross fair market value equal to 50% of more of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Post-Termination Table
The table below shows an estimate of the amount of additional compensation that each of our named executive officers employed by us at year end would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the named executive officer would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination or termination for cause; involuntary termination without cause or by the executive for good reason; termination due to death or disability; and change in control (with and without termination). The amounts shown assume that such termination was effective as of December 31, 2012. As of December 31, 2012, the last business day preceding such date, the closing price of our Common Stock was $44.53 per share.
The table below includes additional benefits triggered by a termination and change in control only. Please see the following tables for details of the named executives’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:
•For Stock Options – See Outstanding Equity Awards at Fiscal Year 2012 End Table;
•For Pension Benefits – See 2012 Pension Benefits Table; and
•For Nonqualified Deferred Compensation – See 2012 Nonqualified Deferred Compensation Table

The actual amounts that will be paid upon termination can only be determined at the time of the executive’s termination from the Company. The following table shows the potential payments to our named executive officers, upon termination or change in control.

	Termination of Employment					Change in Control
	Voluntarily or for Cause	Good Reason	Involuntarily without Cause	Death	Disability	Without Termination	With Termination
Mark C. Rohr
Cash Payments
Severance Payment(1)	$—	$—	$—	$—	$—	$—	$4,000,000
Equity Value
Stock Options(2)	—	—	—	—	—	—	—
Time-vesting Restricted Stock(2)	—	—	985,667	985,667	985,667	1,972,810	1,972,810
PRSUs(3)	—	—	116,045	528,883	528,883	1,880,457	1,880,457
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	—	—	—	—	—	13,823
Outplacement Services(6)	—	16,200	16,200	—	—	—	—
Total	$—	$16,200	$1,117,912	$1,514,550	$1,514,550	$3,853,267	$7,867,090

Steven M. Sterin
Cash Payments
Severance Payment(1)	$—	$1,035,000	$1,035,000	$—	$—	$—	$2,047,263
Equity Value
Stock Options(2)	—	—	138,112	138,112	138,112	269,088	269,088
RSUs(2)	—	—	617,676	617,676	617,676	991,995	991,995
PRSUs(3)	—	—	377,036	608,592	608,592	1,098,422	1,098,422
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	11,383	11,383	—	—	—	22,766
Outplacement Services(6)	—	16,200	16,200	—	—	—	—
Total	$—	$1,062,583	$2,195,407	$1,364,380	$1,364,380	$2,359,505	$4,429,534

	Termination of Employment					Change in Control
	Voluntarily or for Cause	Good Reason	Involuntarily without Cause	Death	Disability	Without Termination	With Termination
Douglas M. Madden
Cash Payments
Severance Payment(1)	$—	$1,358,500	$1,358,500	$—	$—	$—	$2,834,761
Equity Value
Stock Options(2)	—	—	193,110	193,110	193,110	364,639	364,639
RSUs(2)	—	—	1,209,791	1,209,791	1,209,791	2,035,644	2,035,644
PRSUs(3)	—	—	622,618	935,219	935,219	1,604,906	1,604,906
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	6,349	6,349	—	—	—	12,699
Outplacement Services(6)	—	16,200	16,200	—	—	—	—
Total	$—	$1,381,049	$3,406,568	$2,338,120	$2,338,120	$4,005,189	$6,852,649

Gjon N. Nivica, Jr.
Cash Payments
Severance Payment(1)	$—	$829,600	$829,600	$—	$—	$—	$1,661,173
Equity Value
Stock Options(2)	—	—	89,816	89,816	89,816	177,940	177,940
RSUs(2)	—	—	147,795	147,795	147,795	261,302	261,302
PRSUs(3)	—	—	377,793	563,082	563,082	962,427	962,427
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	11,383	11,383	—	—	—	17,075
Outplacement Services(6)	—	16,200	16,200	—	—	—	—
Total	$—	$857,183	$1,472,587	$800,693	$800,693	$1,401,669	$3,079,917

Lori A. Johnston
Cash Payments
Severance Payment(1)	$—	$731,000	$731,000	$—	$—	$—	$1,462,000
Equity Value
Stock Options(2)	—	—	60,859	60,859	60,859	398,453	398,453
RSUs(2)	—	—	340,476	340,476	340,476	2,229,484	2,229,484
PRSUs(3)	—	—	—	—	—	—	—
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	14,977	14,977	—	—	—	22,466
Outplacement Services(6)	—	16,200	16,200	—	—	—	—
Total	$—	$762,177	$1,163,512	$401,335	$401,335	$2,627,937	$4,112,403
________________________________________

(1)
Paid pursuant to our Executive Severance Benefits Plan and change in control agreements, as applicable and discussed above. Mr. Rohr, as the chief executive officer, was not eligible to participate in the Executive Severance Benefits Plan at December 31, 2012, which would ordinarily provide a benefit upon a good reason termination or an involuntary termination without cause. Subsequent to December 31, 2012, the Executive Severance Benefits Plan was amended to remove the benefit for a termination without good reason and to add Mr. Rohr as a participant. The impact of these changes is not reflected in these tables.

(2)
Stock options and RSUs vest in full upon a change in control if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the change in control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the executive remained employed following a change in control, the numbers shown in the Change in Control — Without Termination column above would be different.

In the event of other eligible termination events, a prorated amount will vest based on the portion of the service period that has lapsed. For stock options, the value shown represents the in-the-money value of unvested stock options that become vested upon the stated event assuming exercise of the stock options on December 31, 2012, at a closing market price of $44.53 per share of our Common Stock.

(3)
Upon a change in control, PRSUs vest in full at target levels if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the change in control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the executive remained employed following a change in control, the numbers shown in the Change in Control — Without Termination column above would be different.

In the event of death and disability, a prorated amount will vest assuming target performance. If the executive is terminated without cause, a prorated amount will vest based on actual performance.

(4)
Represents the excise tax gross-up required to make the executive whole after payment of the excise tax imposed under Section 4999. This benefit may be paid by the Company under Messrs. Madden and Sterin’s change in control agreements, subject to certain limitations. Messrs. Rohr and Nivica and Ms. Johnston are not entitled to any tax gross-up.

(5)
Represents reimbursement of premiums for two years of medical and dental coverage continuation upon a change in control, and for executives other than the CEO, the payment of COBRA premiums for a period of one year from the date of termination under our Executive Severance Benefits Plan, each based on 2012 rates.

(6)	Upon termination by the Company without cause or by the executive for good reason, each executive is entitled to up to $16,200 in outplacement services.
On November 7, 2011, we announced the retirement of David N. Weidman as Chairman, Director and Chief Executive Officer of the Company effective April 2, 2012 (the “Retirement Date”). In connection with Mr. Weidman’s retirement from the Company, Mr. Weidman and the Company entered into an Agreement and Amendment (the “Retirement Agreement”) on March 27, 2012, pursuant to which Mr. Weidman agreed to voluntarily resign from all positions he held with the Company and any of its subsidiaries on the Retirement Date. The material terms of the Retirement Agreement, which were approved by the Company’s compensation committee, are:
• Restrictive and Cooperation Covenants: Mr. Weidman agreed (1) for a period of two years after the Retirement Date not to compete with the Company, including serving on the board of directors of competing companies, or solicit or hire former employees of the Company, and (2) to keep information concerning the Company confidential. Mr. Weidman agreed to cooperate with the Company as necessary after the Retirement Date, including being available for conference calls and assisting with pending litigation and claims.
• Release: The Retirement Agreement also provided for a general release by Mr. Weidman of any and all claims that he may have against the Company.
• Vesting and Settlement of Equity Awards: By virtue of Mr. Weidman’s retirement after age 55 with at least 10 years’ of service, Mr. Weidman’s equity awards were amended consistent with the compensation committee’s proposed adoption of a retirement policy for all executives holding equity awards so that he vested in a pro rata portion of all PRSUs and RSUs outstanding on the Retirement Date, to be settled in accordance with the settlement provisions contained in the respective award agreements, including performance conditions with respect to PRSUs and holding period requirements with respect to 2010 and 2011 awards. Mr. Weidman was also entitled to pro rata vesting of his outstanding 2010 and 2011 stock option awards, and was entitled to exercise the vested portion of such stock option awards from the Retirement Date through the original expiration date subject to any applicable holding period requirements. The portion of his equity awards that were not previously vested or accelerated were forfeited as of the Retirement Date.
• 2012 Bonus Payments and Equity Awards: Mr. Weidman was not entitled to receive a cash incentive bonus payout for 2012 or a 2012 annual equity award.
• Pension and Welfare Benefits: Mr. Weidman was entitled to continue participation in the Company’s welfare benefit plans until the last day of the month of his retirement (18 months after retirement for health and dental benefits under COBRA). No Company-paid COBRA benefits were provided, but Mr. Weidman’s rights to receive post retirement pension and retiree health care benefits were unaffected. Mr. Weidman will continue to be entitled to his accrued benefits under the Company’s employee benefit and pension plans and policies in which he participates, independent of the Retirement Agreement.
On June 12, 2012, the Company and Jacquelyn H. Wolf entered into an Agreement and General Release (the “Separation Agreement”), pursuant to which Ms. Wolf agreed to voluntarily resign from all positions she held with the Company and any of its subsidiaries on November 2, 2012 (the “Separation Date”). The material terms of the Separation Agreement are:
• Restrictive and Cooperation Covenants: Ms. Wolf agreed (1) for a period of two years after the Separation Date not to compete with the Company, or solicit or hire former employees of the Company, and (2) to keep information concerning the Company confidential. Ms. Wolf agreed to cooperate with the Company as necessary after the Separation Date, including being available for conference calls and assisting with pending litigation and claims.
• Release: The Separation Agreement also provided for a general release by Ms. Wolf of any and all claims that she may have against the Company.
• Separation Pay and Bonus: By virtue of the Executive Severance Benefits Plan and the Separation Agreement, the Company agreed to provide separation pay to Ms. Wolf totaling $705,500 payable in installments. Ms. Wolf was entitled to receive a pro rata annual incentive plan bonus for 2012, based on Company performance.
• Vesting and Settlement of Equity Awards: By virtue of the terms of Ms. Wolf’s existing equity award agreements and her original offer letter dated November 19, 2009, Ms. Wolf vested in a pro rata portion of all PRSUs and RSUs outstanding on the Separation Date (full vesting for her sign-on RSU), to be settled in accordance with the settlement provisions contained in the respective award agreements, including performance conditions with respect to PRSUs and holding period requirements with respect to 2010 and 2011 awards. Ms. Wolf was also entitled to pro rata vesting of her outstanding stock option awards, and was entitled to exercise the vested portion of such stock option awards from the Separation Date through November 2, 2013, subject to any applicable holding period requirements. The portion of her equity awards that were not previously vested or accelerated were forfeited as of the Separation Date.
• Welfare Benefits: Ms. Wolf was entitled to continue participation in the Company’s welfare benefit plans until October 31, 2012 (18 months after separation for health and dental benefits under COBRA), and received twelve months of Company-paid health and dental coverage via COBRA. Ms. Wolf will continue to be entitled to her accrued benefits under the Company’s employee benefit and pension plans and policies in which she participates, independent of the Separation Agreement.

The table below shows the compensation that Mr. Weidman and Ms. Wolf received in connection with their separation from service from the Company during 2012, taking into consideration the circumstances of the termination and payments that they received under the various agreements described above.

	Mr. Weidman	Ms. Wolf
Payment and Benefits	Voluntary Termination (Retirement) ($)	Involuntary Not for Cause Termination ($)
Cash Payments
Cash Severance Payment (1)	$—	$705,500
Cash Incentive Compensation for 2012 (2)	—	—
Equity Value
Stock Options (3)	751,319	66,855
RSUs (4)	561,600	232,610
PRSUs (5)	6,246,911	283,048
Benefits and Perquisites
Tax Gross-Up (6)	—	—
Welfare Benefits Continuation (7)	—	—
Outplacement Services	—	5,000
Accrued Vacation Pay	18,614	23,663
Total	$7,578,444	$1,316,676
________________________________________

(1)	Paid pursuant to our Executive Severance Benefits Plan, as applicable and discussed above.

(2)	Mr. Weidman was not entitled to a 2012 annual incentive plan bonus and, for Ms. Wolf, no 2012 annual performance bonus plan bonus was earned as a result of Company performance.

(3)
A pro rata portion vested based on the portion of the service period that had lapsed for Mr. Weidman, due to the retirement vesting provisions contained in his Retirement Agreement, and for Ms. Wolf, based on the provisions of her existing equity award agreements and offer letter. The value shown represents the in-the-money value of unvested stock options that became vested upon the stated event assuming exercise of the stock options on the respective separation dates based on the closing price for Common Stock on the NYSE on such dates ($46.80 and $39.16, respectively).

(4)
A pro rata portion vested based on the portion of the service period that had lapsed for Mr. Weidman, due to the retirement vesting provisions contained in his Retirement Agreement, and for Ms. Wolf, based on the provisions of her existing equity award agreements and offer letter (full vesting of the sign-on time-vesting RSU). The value shown represents the value of unvested RSUs that became vested upon the stated event assuming vesting on the respective separation dates based on the closing price for Common Stock on the NYSE on such dates.

(5)
A pro rata amount of the outstanding PRSUs vested subject to actual performance for Mr. Weidman, due to the retirement vesting provisions contained in his Retirement Agreement, and for Ms. Wolf, based on the provisions of her existing equity award agreements, and will be paid on the scheduled settlement dates based on actual Company performance. This table assumes performance at target levels and payout as of the respective separation dates based on the closing price for Common Stock on the NYSE on such dates.

(6)	No tax gross-ups were provided in connection with these separations.

(7)	No reimbursement of COBRA premiums were paid in connection with these separations.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transaction Policies and Procedures
The board of directors of the Company has adopted a written policy that all “interested transactions” with “related parties” are subject to approval or ratification in accordance with the procedures set forth in the Company’s Related Party Transaction Policies and Procedures (the “Related Party Transaction Policy”). For purposes of SEC rules and such policy, an interested transaction is a transaction or relationship in which the aggregate amount involved exceeds or may reasonably be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant, and any related party will have a direct or indirect material interest. A related party is any person who is or was during the last fiscal year an executive officer, director or nominee for election as a director; a greater than 5 percent beneficial owner of the Company’s Common Stock; or an immediate family member of any of these persons.
The audit committee reviews the material facts of all interested transactions that require the audit committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
In addition, the audit committee has delegated to the Chair of the audit committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $2,000,000. In connection with regularly scheduled meetings of the audit committee, the Company provides the audit committee for its review a summary of each new interested transaction that was pre-approved by the Chair of the audit committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is to provide all material information concerning the interested transaction to the audit committee.
During 2012, in the normal course of business, the Company had transactions with a corporation where a director served as an executive officer until February 2012. None of such transactions were material in amount as to the Company and a summary of the transactions that constituted an “interested transaction” under the Company’s Related Party Transaction Policy is as follows:

•
Mark C. Rohr, who became Chairman and CEO of the Company effective April 2, 2012, previously served as the Executive Chairman of Albemarle Corporation (“Albemarle”) until February 2012, while also serving only as a member of the Company’s board. During 2012, the Company purchased from Albemarle approximately $1.6 million of products and/or services, and Albemarle bought approximately $0.5 million of products and/or services from the Company. These transactions were approved under the terms of the Related Party Transaction Policy.

STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of Common Stock of the Company as of February 25, 2013, by (i) each person known to the Company to beneficially own more than 5% of our Common Stock; (ii) each of the Company’s present directors, including those nominated for election at the Annual Meeting; (iii) the five most highly compensated present executive officers serving during the last fiscal year, and two former executive officers who are also deemed to be named executive officers; and (iv) all present directors and executive officers of the Company as a group.
The percentage of beneficial ownership set forth below is calculated in accordance with Rule 13d-3 and is based on the number of shares of Common Stock of the Company outstanding as of February 25, 2013, which was 159,670,901.

	Amount and Nature of Beneficial Ownership of Common Stock
	Common Stock Beneficially Owned(1)		Rights to Acquire Shares of Common Stock(2)	Total Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(3)
Name
Capital Research Global Investors (4)	19,541,522		—	19,541,522	12.2
Dodge & Cox (5)	16,476,653		—	16,476,653	10.3
T. Rowe Price Associates, Inc.(6)	14,154,369		—	14,154,369	8.9
Directors (7)(8)
James E. Barlett	22,518		26,622	49,140	*
Edward G. Galante	1,250		—	1,250	*
David F. Hoffmeister	13,920		27,000	40,920	*
Jay V. Ihlenfeld	—		2,299	2,299	*
Martin G. McGuinn	70,920		27,000	97,920	*
Paul H. O’Neill	10,739		33,575	44,314	*
Daniel S. Sanders	59,524		4,696	64,220	*
Farah M. Walters	20,313		31,258	51,575	*
John K. Wulff	41,000		16,139	57,139	*
Named Executive Officers (7)
Lori A. Johnston	—		—	—	—
Douglas M. Madden	20,567		17,671	38,238	*
Gjon N. Nivica, Jr.	26,816		107,452	134,268	*
Mark C. Rohr	90,205		32,508	122,713	*
Steven M. Sterin	28,829	(9)	22,298	51,127	*
David N. Weidman (10)	163,201		3,166,198	3,329,399	2
Jacquelyn H. Wolf (11)	9,087		25,769	34,856	*
All present directors and executive officers as a group (17 persons) (7)(12)	571,649	(9)	425,602	997,251	1
________________________________________
* Less than 1% of shares.

(1)
Includes shares for which the named person or entity has sole and/or shared voting and/or investment power and restricted stock subject to vesting conditions. Does not include shares that may be acquired through exercise of options or vesting of restricted stock units or other rights to acquire shares. To our knowledge, none of the Common Stock listed as beneficially owned by the current directors or executive officers have been pledged.

(2)
Reflects rights to acquire shares of Common Stock within 60 days of February 25, 2013, and includes, as applicable, shares of Common Stock issuable upon (i) the exercise of options, granted under the 2004 stock incentive plan and the 2009 GIP, that have vested or will vest within 60 days of February 25, 2013, and (ii) the vesting of restricted stock units granted under the 2009 GIP within 60 days of February 25, 2013. Also includes units in stock denominated deferred compensation plan with investments settled in shares of Common Stock as follows: Mr. O’Neill – 6,953 equivalent shares; Mr. Sanders – 2,696 equivalent shares; Ms. Walters – 4,258 equivalent shares; and Mr. Wulff – 14,139 equivalent shares.

(3)	Calculated in accordance with Rule 13d-3(d) using the number of shares of Common Stock outstanding as of February 25, 2013.

(4)
On February 12, 2013, Capital Research Global Investors (“Capital Research”) filed an Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership of 19,541,522 shares of Common Stock as of December 31, 2012 with sole voting power and sole dispositive power over such shares. On February 13, 2013, The Growth Fund of America, Inc. (“Growth Fund”) filed an Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership of 8,875,000 shares of Common Stock as of December 31, 2012 and indicating ability to vote such shares under certain circumstances. Based on a review of these filings, Capital Research and Management Company manages and/or advises each of Capital Research and Growth Fund and, accordingly, as noted in the filings, shares reflected in each of these reporting person’s filings may include the other related reporting person’s holdings. The address of Capital Research and Growth Fund is 333 South Hope Street, Los Angeles, CA 90071.

(5)
On February 13, 2013, Dodge & Cox filed an Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership of 16,476,653 shares of Common Stock as of December 31, 2012, with sole voting power over 15,482,753 shares and sole dispositive power over 16,476,653 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(6)
On February 13, 2013, T. Rowe Price Associates, Inc. (“Price Associates”) filed a Schedule 13G with the SEC reporting beneficial ownership of 14,154,369 shares of Common Stock as of December 31, 2012, with sole voting power over 4,290,473 shares and sole dispositive power over 14,127,819. As disclosed by Price Associates, these securities are owned by various individual and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the Common Stock beneficially owned by such person.

(8)	Mr. Rohr also serves as a director and his ownership information is set forth below under “Named Executive Officers”.

(9)
Includes beneficial ownership of Common Stock by Steven M. Sterin of 1,025 equivalent shares, and by other executive officers of an aggregate of 1,533 equivalent shares, in the Celanese Americas Retirement Savings Plan Stock Fund as of February 25, 2013. These individuals have the ability to direct the voting of the Company’s Common Stock underlying these equivalent shares and the ability to change their investment options at any time.

(10)
Stock ownership for Mr. Weidman reflects direct holdings as of April 2, 2012, the last day on which he served as a director and executive officer of the Company, along with restricted stock units vesting and stock options exercisable within 60 days of such date.

(11)
Stock ownership for Ms. Wolf reflects direct holdings as of November 2, 2012, the last day on which she served as an executive officer of the Company, along with restricted stock units vesting and stock options exercisable within 60 days of such date.

(12)
Excludes shares of Mr. Weidman and Ms. Wolf. Does not include 361,363 performance-based restricted stock units (at target) held by our current executive officers as of February 25, 2013 subject to future performance and vesting conditions.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers (as defined) and persons who own more than ten percent of our Common Stock, to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Directors, officers and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from our directors and officers that all reportable transactions were reported, the Company believes, to the best of its knowledge, that for the year ended December 31, 2012, all filing requirements applicable to its directors, officers and greater than ten-percent stockholders were complied with.

OTHER MATTERS
As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (other than the exhibits thereto) is included in our 2012 Annual Report to Stockholders. Any stockholder who would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 may obtain one, without charge, by addressing a request to:
Corporate Secretary
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, in the investor relations section of our website, www.celanese.com.
On behalf of the Board of Directors of
Celanese Corporation
Gjon N. Nivica, Jr.
Senior Vice President, General Counsel
and Corporate Secretary
March 15, 2013

Exhibit A

Non-GAAP Financial Measures
Explanation of Operating EBITDA
This Proxy Statement contains information regarding Operating EBITDA, which is a non-GAAP financial measure used by the Company. Operating EBITDA is defined by the Company as net earnings plus loss (earnings) from discontinued operations, interest income and expense, taxes, and depreciation and amortization, and further adjusted for other charges and other adjustments. We use Operating EBITDA because we consider it an important supplemental measure of our operations and financial performance. We believe that Operating EBITDA provides transparency to investors and enhances period-to-period comparability of our operations and financial performance. Operating EBITDA is one of the measures management uses for our planning and budgeting process to monitor and evaluate financial and operating results and for our annual performance bonus and long-term equity incentive compensation plans.
This measure is not recognized in U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for Operating EBITDA is net earnings.
Reconciliation of consolidated Operating EBITDA to net earnings (loss) — Unaudited

	Year Ended December 31,
(in $ millions)	2012	2011
Net earnings (loss) attributable to Celanese Corporation	$605	$607
(Earnings) loss from discontinued operations	4	(1)
Interest income	(2)	(3)
Interest expense	185	221
Refinancing expense	3	3
Income tax provision (benefit)	48	149
Depreciation and amortization expense(2)	300	287
Other charges (gains), net(1)	14	48
Other adjustments(1)	52	51
Operating EBITDA	$1,209	$1,362
_______________________________________

(1)
Information about Other charges and Other adjustments is included in Table 7 of the Company’s press release dated January 28, 2013 available on the investor relations section of our website at www.celanese.com and is also available as Exhibit 99.1 to our Form 8-K furnished to the SEC on January 28, 2013.

(2)	Excludes accelerated depreciation and amortization associated with plant closures is included in Other adjustments.

A-1

Explanation of Adjusted EBIT Growth
This Proxy Statement contains information regarding Adjusted EBIT Growth, which is a non-GAAP financial measure used by the Company. Adjusted EBIT is defined by the Company as net earnings less interest income plus loss (earnings) from discontinued operations, interest expense and taxes, and further adjusted for other charges and other adjustments. Adjusted EBIT Growth is defined by the Company as the Adjusted EBIT required to achieve a desired rate or level of growth over the performance period as compared to a base year or level. We use Adjusted EBIT Growth because we consider it an important supplemental measure of our operations and financial performance. We believe that Adjusted EBIT Growth provides transparency to investors and enhances period-to-period comparability of our operations and financial performance. Adjusted EBIT Growth is one of the measures management uses for our planning and budgeting process to monitor and evaluate financial and operating results and for our annual performance bonus and long-term equity incentive compensation plans.
This measure is not recognized in U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for Adjusted EBIT is net earnings.

A-2

Celanese

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2013 (April 22, 2013 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2013 (April 22, 2013 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53035-P34903

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CELANESE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Jay V. Ihlenfeld	☐	☐	☐
1b. Mark C. Rohr	☐	☐	☐
1c. Farah M. Walters	☐	☐	☐
1d. Edward G. Galante	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS

Date:	April 25, 2013
Time:	7:30 a.m., Central Daylight Time
Place:	The Ritz-Carlton, Dallas, 2121 McKinney Avenue, Dallas, TX 75201
Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 25, 2013.
Date of Mailing:	Our Notice and Proxy Statement are first being mailed or made available to stockholders on or about March 15, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

M53036-P34903

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Steven M. Sterin and James R. Peacock III, and each of them (collectively, the "Proxyholders"), his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CELANESE CORPORATION to be held on Thursday, April 25, 2013 at 7:30 a.m. (CDT) at The Ritz-Carlton, Dallas, 2121 McKinney Avenue, Dallas, Texas 75201, and at any adjournments thereof, on all matters properly coming before said meeting, including the items set forth on the reverse and to vote all of the undersigned's shares of Common Stock as specified on the reverse or provided through the telephone or Internet voting procedures.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The Proxyholders cannot vote the shares unless you sign, date and return this card, or unless you vote by Internet or telephone.

If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the Proxyholders will vote such shares (except for shares held in the Celanese Americas Retirement Savings Plan noted below) in accordance with the Board of Directors' recommendations on the matters listed on the reverse side and at the discretion of the Proxyholders on any other matters that may properly come before the meeting.

If you are a participant in the Celanese Americas Retirement Savings Plan (the "Plan") this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by 11:59 P.M. Eastern Time on April 22, 2013 to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on reverse side)